                                                                     Exhibit 2.2

                             INVESTMENT AGREEMENT


     This Investment Agreement (this "Agreement") dated as of February 19,
                                      ---------
1998, is by and among KFI Holding Corporation, a Delaware corporation ("Holding"); Heritage Fund I Investment Corporation, a Delaware corporation
  -------
("Heritage"); Melvin B. Herrin, an individual residing in the State of
  --------
Pennsylvania; H. Scott Herrin, an individual residing in the State of Pennsylvania; Matthew H. Kamens, not individually but as Trustee under Indenture of Trust dated 6/4/96 of Melvin B. Herrin; Arthur S. Keyser, not individually but as trustee under an Irrevocable Deed of Trust dated 8/12/92 f/b/o H. Scott Herrin, (together, collectively, the "Klearfold Herrin Investors") and each of
                                      --------- ------ ---------
the other employees of Klearfold, Inc., a Pennsylvania corporation ("Klearfold")
                                                                     ---------
listed in Part II of Schedule 1A hereto who are purchasing Series A Common Stock
                     -------- --
(as defined herein) pursuant to this Agreement (together, collectively, the "Klearfold Employee Investors", and together with the Klearfold Herrin
 --------- -------- ---------
Investors, the "Klearfold Management Investors"); each of the persons listed on
                --------- ---------- ---------
Schedule 2 hereto (together, collectively, the "AGI Rollover Investors"; each of
-------- -                                      --- -------- ---------
whom is an individual, residing in the state referred to beneath their respective names; and each of the persons listed in the attached Schedule 3
                                                                 -------- -
(together, collectively, the "New AGI Investors", and together with the AGI
                              --- --- ---------
Rollover Investors, collectively, the "AGI Investors"), each of whom is an
                                       --- ---------
individual residing in the State of Illinois. The AGI Investors, the Klearfold Management Investors and Heritage, collectively, are referred to herein as the "Investors".
 ---------

     Concurrently with the execution and delivery of this Agreement, Holding, Holding's wholly-owned subsidiary, AGI Acquisition Corporation, an Illinois corporation ("Acquisition"), AGI Incorporated, an Illinois corporation ("AGI"),
              -----------                                                ---
each of the AGI Investors and certain other holders of securities of AGI are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as
                                                    ------ ---------
of the date hereof, pursuant to and subject to the terms and conditions of which, among other things, Holding will acquire ownership, through the merger of Acquisition with and into AGI, of all of the capital stock of AGI not acquired by Holding at the Closing under this Agreement.

     The parties desire that the Investors contribute certain securities of Holding and AGI to, and make certain investments in, Holding on the terms and conditions set forth herein, and in exchange for such contributions and investments receive certain shares of Holding's Series A Common Stock (as defined herein).

     Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 11.1 of this Agreement.

     Accordingly, subject to the terms and conditions herein and based upon the respective representations and warrants herein and in the Other Agreements, the parties hereby agree as follows:

     1.   CONTRIBUTIONS AND INVESTMENTS.

     (A) HERITAGE. Subject to the terms and conditions set forth in this Agreement, at the Closing, Heritage shall contribute to Holding the securities listed below:

          (i)    14,500 shares of Old Preferred Stock;

          (ii)   45,000 shares of Old Voting Common Stock;

          (iii)  8,500 shares of Old Non-Voting Common Stock; and

          (iv) Holding's Variable Amount Voting Common Stock Purchase Warrant dated June 7, 1996, for the purchase of up to 45,313 shares of Old Voting Common Stock (the "Old Warrant");
                        --- -------

and Heritage shall pay to Holding as a cash investment $3,400,000 by wire transfer, and upon receipt by Holding of such amount and each of the certificates or instruments representing the securities described in clauses (i)
- (iv) of this Section 1.1(a), Holding shall issue to Heritage 40,000 shares of Series A Common Stock (such shares, the "New Heritage Stock"). The parties
                                         --- -------- -----
agree that the aggregate purchase price for the New Heritage Stock is $13,600,000, for a purchase price of $340.00 per share, and shall be reported as such by all parties for all federal, state and local Tax purposes.

     (B) KLEARFOLD MANAGEMENT INVESTORS. Subject to the terms and conditions set forth in this Agreement, at the Closing, each of the Klearfold Herrin Investors shall contribute to Holding the securities set forth opposite his or its name in columns 2, 3 and 4 of Schedule 1 hereto, consisting in total of the
                                  -------- -
securities listed below:

          (i)    4,500 shares of Old Preferred Stock;

          (ii)   42,500 shares of Old Voting Common Stock; and

          (iii)  500 shares of Old Non-Voting Common Stock;

and each of the Klearfold Management Investors shall pay to Holding as a cash investment the amount set forth opposite his or its name in column 5 of Schedule
                                                                        --------
1 hereto, consisting in total of an aggregate amount of $1,200,000, by wire
-
transfer, and upon receipt by Holding of such amounts and each of the certificates or instruments representing the securities described in clauses (i)
- (iii) above, Holding shall issue to each of the Klearfold Management Investors that number of shares of Series A Common Stock as is set forth opposite such Investor's name in column 6 of Schedule 1 hereto, consisting in total of 17,647
                               -------- -
shares of Series A Common Stock (the "New Klearfold Management Stock").  The
                                      --- -------------------- -----
parties agree that the aggregate purchase price for the New Klearfold Management Stock is

$6,000,000, for a purchase price of $340.00 per share, and shall be reported as such by all parties for all federal, state and local Tax purposes.

     (C) AGI ROLLOVER INVESTORS. Subject to the terms and conditions set forth in this Agreement, at the Closing, each of the AGI Rollover Investors shall contribute to Holding shares of AGI's Common Stock, $1.00 par value per share ("AGI Stock") and/or cash, with the aggregate amount of contributed
  --- -----
consideration with respect to each such AGI Rollover Investor being set forth opposite his name in column 2 of Schedule 2 hereto (with each share of AGI Stock
                                 -------- -
so contributed being valued at an amount equal to the amount of the Per Share Consideration, as defined in and determined in accordance with the Merger Agreement), and upon receipt by Holding of such amounts by wire transfer or off-set and each of the certificates representing the shares of AGI Stock being contributed hereunder, Holding shall issue to each of the AGI Rollover Investors that number of shares of Series A Common Stock as is set forth opposite such AGI Rollover Investor's name in column 3 of Schedule 2 hereto (the "New AGI Rollover
                                        -------- -              --- --- --------
Investor Stock").
-------- -----

     (D) NEW AGI INVESTORS. Subject to the terms and conditions set forth in this Agreement, at the Closing, each of the New AGI Investors shall pay to Holding as a cash investment the amount set forth opposite his name in column 2 of Schedule 3 hereto, consisting in total of an aggregate amount of $1,373,600,
   -------- -
by wire transfer, and upon receipt by Holding of such amounts, Holding shall issue to each of the New AGI Investors that number of shares of Series A Common Stock as is set forth opposite such New AGI Investor's name in column 3 of
Schedule 3 hereto (all such shares of Series A Common Stock, together with the
-------- -
New AGI Rollover Investor Stock referred to in Section 1.1(c) above, being referred to herein as the "New AGI Investor Stock"), consisting (when aggregated
                           --- --- -------- -----
with the New AGI Rollover Investor Stock referred to in Section 1.1(c) above) in total of 42,353 shares of New AGI Investor Stock. The parties agree that the aggregate purchase price for the New AGI Investor Stock is $14,400,000, for a purchase price of $340.00 per share, and shall be reported as such by all parties for all federal, state and local Tax purposes.

     2.   CLOSING.

     2.1. TIME AND PLACE. The closing of the contributions and investments set forth in Section 1 above (the "Closing") shall be held at the offices of Latham
                               -------
& Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022 on the date referred to in Section 1.1 of the Merger Agreement as the Closing Date. The date on which the Closing is actually held hereunder is also referred to herein as the "Closing Date".
 ------- ----

     2.2. TRANSACTIONS AT CLOSING. At the Closing, in addition to the delivery of any other instruments or documents referred to herein or in the Merger
Agreement:

     (a) Certain of the Klearfold Management Investors, together with other persons, all of whom are listed and specifically identified on Schedule 1B
                                                               -------- --
hereto, shall deliver to Holding certificates representing the shares of capital stock of Holding held by such persons free and clear of any Lien other than Liens in favor of Holding; Holding shall deliver the promissory notes in the aggregate amount of $35,000 payable to it made by each of the persons listed on Schedule 1B hereto; and such shares of
                                         -------- --
capital stock and such promissory notes shall be exchanged and canceled;

     (b) Heritage shall deliver to Holding free and clear of any Lien, the Old Warrant, marked canceled, and certificates representing the shares of capital stock of Holding referred to in Sections 1(a)(i) - 1(a)(iii) above, duly endorsed in blank or with duly executed stock powers attached;

     (c) each of the Klearfold Herrin Investors shall deliver to Holding, free and clear of any Lien, certificates representing the shares of Holding stock referred to in Sections 1(b)(i) - 1(b)(iii) above, duly endorsed in blank or with duly executed stock powers attached;

     (d) each of the AGI Rollover Investors shall deliver to Holding, free and clear of any Lien, certificates representing any shares of AGI Stock delivered pursuant to Section 1(c), duly endorsed in blank and with duly executed stock powers attached, and in addition thereto, David Horowitz and Zenas Block shall pay to the Escrow Agent under and as defined in the Merger Agreement and the Escrow Agreement described therein, an amount in each case equal to the Holdback Amount (as defined in Section 1.3(a) of the Merger Agreement) multiplied by the number of AGI Shares contributed by such AGI Investor pursuant to this Section 2.2(d), such amount to be held as part of the Escrow Amount pursuant to Section 1.3(a) of the Merger Agreement and the Escrow Agreement;

     (e) each of Heritage, the Klearfold Management Investors, and the AGI Investors shall pay to Holding the cash investments described in Section 1 above;

     (f) the Restated Certificate of Incorporation of Holding, in the form attached hereto as Exhibit A, or in such other form as shall have been approved
                   ------- -
in writing by the Majority Heritage Holders, the Majority Klearfold Management Holders and the Majority AGI Holders on or prior to the Closing Date (the "Charter Amendment"), shall be filed with the Secretary of State of the State of
 ------- ---------
Delaware;

     (g) Holding shall deliver to each of Heritage, the Klearfold Management Investors and the AGI Investors certificates representing all of the shares of Series A Common Stock, in the amounts set forth opposite each such Investor's name in Schedule 4 hereto;
        -------- -

     (h) Holding shall enter into agreements with each of the Klearfold Employee Investors, together with the other Klearfold employees listed and specifically identified on Schedule 1C hereto (collectively, the "Klearfold
                           -------- --                            ---------
Optionees") and the Klearfold Herrin Investors, providing for each of the
---------
Klearfold Optionees to receive incentive stock option agreements for the number of shares of Series A Common Stock set forth opposite such Klearfold Optionee's name on Schedule 1C hereto, such shares to be provided by the
        -------- --

Klearfold Herrin Investors, on the terms referred to in such Schedule 1C and/or
                                                             -------- --
on such other terms as shall be reasonably satisfactory to the Klearfold Herrin Investors and the Klearfold Optionees and the Board of Directors of Holding as constituted pursuant to Section 2.2(i) below;

     (i) Each of the Investors shall execute and deliver to Holding the Stockholder Agreement in the form attached hereto as Exhibit B (the "Stockholder
                                                     ------- -       -----------
Agreement"), and the Boards of Directors of Holding, each of its Subsidiaries
---------
and AGI as the Surviving Corporation under the Merger Agreement shall be constituted as set forth in Section 3.1(a) of the Stockholder Agreement;

     (j) Holding, Heritage, and each of the Klearfold Herrin Investors shall execute and deliver the Termination Agreement in the form attached hereto as Exhibit C, pursuant to which each of (i) that certain Investment Agreement dated
------- -
as of May 15, 1996, and (ii) the Stockholders' Agreement of Holding dated as of June 7, 1996 (the "Existing Stockholders' Agreement"), shall be terminated with
                   -------- ------------  ---------
effect from the Closing Date; Holding and each of the Klearfold Optionees shall execute and deliver a Termination Agreement in the form attached hereto as Exhibit D, pursuant to which the Stock Restriction Agreements of Holding dated
------- -
as of June 7, 1996, shall be terminated with effect from the Closing Date; and each of the stockholders of Holding prior to the Closing Date and certain other Affiliates of Holding prior to the Closing Date shall execute and deliver a Release similar in substance to Article 1 of the General Release and Agreement in Contemplation of Merger to be delivered pursuant to Section 7.12 of the Merger Agreement, and otherwise reasonably satisfactory to Holding and the releasing parties thereunder;

     (k)  Each of the Investors listed on Schedule 5 hereto shall execute and
                                          -------- -
deliver to Holding an Employment, Non-Competition and Stock Repurchase Agreement in the form referred to in Schedule 5 hereto, with such modifications thereto as
                           -------- -
Holding and such Investor shall mutually agree;

     (l) Each of the Klearfold Optionees shall execute and deliver to Holding an Agreement relating to Employment and Stock Ownership in form and substance as mutually agreed upon by Holding and such Klearfold Optionee;

     (m) The By-Laws of Holding shall be amended and restated in the form attached hereto as Exhibit E, and the By-Laws of Klearfold and each of its
                   ------- -
domestic Subsidiaries shall be amended and restated to conform in form and substance with the Amended and Restated By-Laws of Holding as set forth in Exhibit E hereto;
------- -

     (n) Holding shall adopt an Equity Incentive Plan providing for the issuance of up to ten percent (10%) of the fully-diluted common stock equity of the Company, which shall be in form and substance satisfactory to the Majority Heritage Holders, the Majority Klearfold Management Holders and the Majority AGI Holders; and

     (o) immediately following completion of the Closing hereunder, Holding, Acquisition, AGI and the "Participating Stockholders" referred to in the Merger Agreement shall complete the "Closing" under and as defined in the Merger Agreement in accordance with the terms and provisions thereof, pursuant to which, among other things, all of the shares of AGI Stock contributed to Holding hereunder shall be canceled.

     3.   REPRESENTATIONS AND WARRANTIES OF HOLDING.

     Holding hereby represents and warrants to each of the Investors (other than Heritage and the Klearfold Herrin Investors), both as of the date hereof and as of the Closing Date (immediately prior to the Closings hereunder and under the Merger Agreement), as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in (i) the attached Disclosure Schedule, or (ii) except as provided in the final sentence of Section 5(e) hereof, the disclosure supplements contemplated by that section, and provided that, notwithstanding the fact that the representations and warranties in this Section 3 are made by Holding alone, Holding, each of its Subsidiaries and the Holding Indemnitors (as defined below) shall indemnify against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach of such representations and warranties to the extent, and subject to the limitations, set forth in Section 8 hereof. Notwithstanding any other provision of this Agreement (except the final sentence of Section 5(e)), the Disclosure Schedule, or any such disclosure supplement, each exception set forth in the Disclosure Schedule or any such disclosure supplement shall be deemed to qualify each representation and warranty set forth in this Agreement (x) that is specifically identified (by cross-reference or otherwise) in the Disclosure Schedule or such disclosure supplement as being qualified by such exception, or (y) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule or such disclosure supplement, provided, in either case, that the relevant facts are set forth in reasonable detail in the Disclosure Schedule or such disclosure supplement.

     3.1. INCORPORATION; AUTHORITY. Holding is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Holding has delivered to each of the Investors or their respective counsel complete and correct copies of Holding's Certificate of Incorporation and by-laws, in each case with all amendments thereto.

     3.2. AUTHORIZATION AND ENFORCEABILITY. Each of Holding and its Subsidiaries has all requisite power and full legal right and authority (including due approval of its Board of Directors) to enter into this Agreement and all of the Other Agreements to which it is or is to be a party as contemplated hereby, to perform all of its agreements and obligations hereunder and thereunder, each in accordance with its respective terms, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and such Other Agreements to which Holding and/or any of its Subsidiaries is or is to be a party has been, or upon execution and delivery as contemplated hereby, will be, duly executed and delivered by Holding and/or such Subsidiary, as the case may be, and constitutes or will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its respective terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     3.3. CAPITALIZATION.

     (a) Immediately prior to the effectiveness of the Charter Amendment, the authorized capital stock of Holding consists of 19,000 shares of Old Preferred Stock, all of which are issued and outstanding on the date hereof, 135,813 shares of Old Voting Common Stock, 90,500 of which are issued and outstanding on the date hereof, and 9,500 shares of Old Non-Voting Common Stock, all of which are issued and outstanding on the date hereof. All of such outstanding shares of the capital stock of Holding are duly authorized, validly issued, fully paid and non-assessable, are owned of record, as set forth in Section 3.3(a) of the Disclosure Schedule, and, to Holding's knowledge, are owned free and clear of all Liens, other than (i) any restrictions on transfer arising under applicable securities laws solely by reason of the fact that such shares were issued pursuant to exemptions from registration under such securities laws and (ii) restrictions imposed pursuant to the Existing Stockholders' Agreement, which restrictions shall be terminated on the Closing Date. Except as set forth in this Investment Agreement or in the Existing Stockholders' Agreement, there are no agreements or other obligations on the part of Holding to purchase or sell, and other than as set forth in Section 3.3(a) of the Disclosure Schedule, no options, warrants, or other rights to subscribe for or purchase from Holding or any of its Stockholders, any shares of capital stock or other securities of Holding.

     (b) Immediately following the effectiveness of the Charter Amendment, the authorized capital stock of Holding will consist of (i) 150,000 shares of Series A Common Stock, 100,000 shares of which shall, after giving effect to the transactions described herein, be issued and outstanding, and (ii) 50,000 shares of Series B Common Stock, none of which shall, after giving effect to the transactions described herein, be issued and outstanding. All of such outstanding shares of Series A Common Stock will, upon issuance thereof pursuant to and in accordance with the terms and conditions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and will be owned of record as set forth in Section 3.3(b) of the Disclosure Schedule.

     3.4. QUALIFICATION. Each of Holding and its Subsidiaries is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or admitted and in good standing does not and is not reasonably likely to have a material adverse effect on the business, financial condition, or results of operations of Holding and its Subsidiaries, taken as a whole (a "Material Adverse Effect").
                     -------- ------- ------

     3.5. SUBSIDIARIES.

     (a)  Holding does not have any Subsidiaries other than those listed in
Section 3.5 of the Disclosure Schedule. Each Subsidiary so listed is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Holding has delivered to each of the Investors or their respective counsel complete and correct copies of each of its Subsidiaries' charter documents and by-laws, in each case with all amendments thereto.

     (b) The numbers of shares of the capital stock of each Subsidiary of Holding that are, respectively, (i) authorized, and (ii) issued and outstanding or held in treasury, are set forth in Section 3.5 of the Disclosure Schedule. All of such issued and outstanding shares of capital stock of each of Holding's Subsidiaries are duly authorized, validly issued, fully paid, and non-assessable and are owned of record, and in the case of shares held by Holding, also beneficially, as set forth in Section 3.5 of the Disclosure Schedule. There are no agreements or other obligations on the part of Holding, any of its Subsidiaries, or, to Holding's knowledge, any of its Stockholders, to purchase or sell, and no options, warrants, or other rights to subscribe for or purchase from any of them, any shares of capital stock or other securities of any such Subsidiary.

     (c) Except as described in Section 3.5 of the Disclosure Schedule, Holding does not own any equity securities or other legal and/or beneficial interests in any corporations, partnerships, limited liability companies, business trusts, or joint ventures or in any other unincorporated trade or business enterprises.

     3.6. FINANCIAL STATEMENTS. Included in Section 3.6 of the Disclosure Schedule are copies of the consolidated balance sheets of Holding and its Subsidiaries as of December 31, 1996 and December 31, 1997 (such balance sheet as of December 31, 1997, the "Audited Balance Sheet"), and of the consolidated
                              ------- ------- -----
balance sheet of Klearfold and its wholly-owned Subsidiaries as of December 31, 1995, and in each case the related consolidated statements of income, retained earnings and cash flows of such Persons for the fiscal years ended on such dates, certified by KPMG Peat Marwick LLP, in the case of the 1995 and 1996 financial statements and Price Waterhouse L.L.P., in the case of the 1997 financial statements. Each of such financial statements is true and complete in all material respects and has been prepared (a) from, and is consistent with, Holding's or, as the case may be, Klearfold's books and records (which themselves are true and complete and properly reflect all transactions of the Company) and (b) in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; each of such balance sheets fairly presents the consolidated financial condition of Holding and its Subsidiaries, or Klearfold and its wholly-owned Subsidiaries, as the case may be, as of its respective date; and each of such statements of income, retained earnings, and cash flows fairly presents the consolidated results of operations, retained earnings or cash flows, as the case may be, of Holding and its Subsidiaries, or Klearfold and its wholly-owned Subsidiaries, as the case may be, for the period covered thereby.

     3.7. ABSENCE OF CERTAIN CHANGES. Except as set forth in Section 3.7 of the Disclosure Schedule, since December 31, 1997, Holding and its Subsidiaries have conducted their business only in the ordinary course, and without limiting the foregoing, there has not been: (a) any change in the assets, liabilities, sales, income, or business of Holding and its Subsidiaries, taken as a whole, or in their respective relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not had, either in any case or in the aggregate, a Material Adverse Effect; (b) except as specifically contemplated by Section 3.7 of the Disclosure Schedule or otherwise in this Agreement, any acquisition or disposition by Holding or any of its Subsidiaries of any asset or property (i) from or to any Affiliate of any of them, or (ii) other than in the ordinary course of business, other than any such acquisitions, on the one hand, or dispositions, on the other hand, of assets the fair market value and book value of which do not in the aggregate exceed $100,000; (c) any damage, destruction or loss, whether or not covered by insurance to the property of Holding or any of its Subsidiaries which, after giving effect to any insurance proceeds receivable in connection therewith, had or is reasonably likely to have a Material Adverse Effect, (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of Holding, and there has been no such declaration, setting aside or payment since June 30, 1997; (e) any issuance of any shares of the capital stock of Holding or any of its Subsidiaries or any direct or indirect redemption, purchase, or other acquisition by Holding or any of its Subsidiaries of any such capital stock; (f) any increase in the compensation, pension, or other benefits payable or to become payable by Holding or any of its Subsidiaries to any of their respective officers or employees, or any bonus payments or arrangements made to or with any of them, other than (i) increases occurring in the ordinary course of business consistent with past practices or required by law and described in Section 3.7 of the Disclosure Schedule and (ii) bonuses payable pursuant to Holding's or any of its Subsidiaries' bonus plan in the ordinary course of business consistent with past practices and described in Section 3.7 of the Disclosure Schedule, and, to the extent required by Section 3.25 hereof, in Section 3.25 of the Disclosure Schedule; (g) any forgiveness or cancellation of any material debt or claim by Holding or any of its Subsidiaries or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (h) except as specifically contemplated hereby, any entry by Holding or any of its Subsidiaries into any transaction with any Affiliate of any of them other than in the ordinary course of business; (i) any incurrence by Holding or any of its Subsidiaries of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with Persons other than any Affiliate of Holding or any of its Subsidiaries; (j) any incurrence or imposition of any material Lien on any of the assets, tangible or intangible, of Holding or any of its Subsidiaries; (k) any discharge or satisfaction by Holding or any of its Subsidiaries of any material Lien or payment by Holding or any of its Subsidiaries of any obligation or liability (fixed or contingent) other than (i) current liabilities included in the Audited Balance Sheet, and (ii) current liabilities to Persons other than any Affiliate of Holding or any of its Subsidiaries incurred since the date of the Audited Balance Sheet in the ordinary course of business; (l) any material change in the credit practices of Holding or any of its Subsidiaries; (m) any employment contract or collective bargaining agreement, whether written or oral, entered into by Holding or any of its Subsidiaries or any material modification of the terms of any existing such contract or agreement; or (n) a commitment, whether oral or written, by or on behalf of Holding or any of its Subsidiaries to do any of the matters described in clauses (a) through (m) of this Section 3.7.

     3.8. TITLE TO PROPERTY, REAL PROPERTY LEASES, ETC.

     (a)  Personal Property.  Except as set forth in Section 3.8 of the
          -----------------
Disclosure Schedule, (i) Holding and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the personal property and assets it uses regularly in the conduct of its business (including, without limitation, those reflected on the Audited Balance Sheet, except to the extent such properties and assets have been disposed of since the date of such balance sheet in the ordinary course of business), and none of such properties or assets owned by Holding or any of its Subsidiaries is subject to any Liens other than Permitted Liens, and (ii) all of the properties, plant and equipment which are material to business of Holding and its Subsidiaries are, in all material respects, in satisfactory condition (subject, in the case of tangible property, to normal wear, tear and maintenance) and as such are, in the aggregate, adequate to conduct the business of the Company as presently conducted. Section
3.8 of the Disclosure Schedule sets forth a complete list of all capital assets owned by the Company having a net book value in excess of $100,000.

     (b)  Real Property.  Section 3.8 of the Disclosure Schedule sets forth a
          ------------
legal description of each parcel of real property owned by Holding or any of its Subsidiaries (including all improvements thereon, the "Owned Real Property") and
                                                       ----- ---- --------
all real property leased by Holding or any of its Subsidiaries (including all leased improvements thereon, the "Leased Real Property" and collectively with
                                  ------ ---- --------
the Owned Real Property, the "Real Property").  The Real Property constitutes
                              ---- --------
all of the real property owned, leased, occupied or otherwise utilized in connection with the business of Holding and its Subsidiaries (including, without limitation, the Real Property reflected on the Audited Balance Sheet, except to the extent such Real Property has been disposed of since the date of such balance sheet in the ordinary course of business). Except as set forth in
Section 3.8 of the Disclosure Schedule, (i) Holding or its Subsidiary, as applicable, has title to or a valid leasehold interest in the Real Property, and none of the Real Property is subject to any Liens other than Permitted Liens,
(ii) other than Holding or its Subsidiaries, there are no parties in possession or parties having any current or future right to occupy any of the Owned Real Property, (iii) Holding or its Subsidiary, as applicable, is in quiet possession of the Leased Real Property, and (iv) the Real Property is adequate to conduct the business of Holding and its Subsidiaries as presently conducted. Except as set forth in Section 3.8 of the Disclosure Schedule, Holding does not have knowledge of (x) any proposed condemnation, requisition or other taking of any of the Real Property by any public authority or (y) any public improvements which may result in special assessments against or otherwise affecting any of the Real Property.

     (c)   Leases.  Section 3.8 of the Disclosure Schedule lists all lease and
           ------
other agreements affecting the rights or obligations of Holding or any of its Subsidiaries with respect to the Leased Real Property and any personal property and assets leased by Holding or any of its Subsidiaries, including without limitation, any master lease agreements, equipment schedules, non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or renewal of any of the leases, and any amendments and modifications thereof (the "Leases"). Except as set forth in
                                           ------
Section 3.8 of the Disclosure Schedule all of the material Leases are valid and enforceable and in full force and effect, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or thereafter in effect relating to or limiting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other Person before which any proceeding therefor may be brought, or (iii) the enforcement thereof may be contrary to public policy. Except as set forth in Section 3.8 of the Disclosure Schedule, neither Holding nor any of its Subsidiaries, and to the knowledge of Holding, no other party, is in default in any material respect, or in material breach, of its obligations under any of the Leases, and neither Holding nor any of its Subsidiaries has either delivered or received any notice of default under any such Lease, and, to Holding's knowledge, no event has occurred which, with the giving of notice, the passage of time or that, would constitute a default under any such Lease. Complete and correct copies of all of the Leases have been delivered by Holding and its Subsidiaries to the Investors or their respective counsel.

     3.9. INDEBTEDNESS. Neither Holding nor any of its Subsidiaries has any Indebtedness outstanding except as set forth in Section 3.9 of the Disclosure Schedule. Neither Holding nor any of its Subsidiaries is in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument, or other obligation relating thereto purports to limit the issuance of any securities by Holding or any of its Subsidiaries or the operation of their respective businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of Holding or any of its Subsidiaries have been furnished to each of the Investors or their respective counsel.

     3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the Audited Balance Sheet, (b) incurred with Persons other than any Affiliate of Holding or any of its Subsidiaries in the ordinary course of business after the date of the Audited Balance Sheet, (c) incurred under contracts, leases and instruments either (i) set forth in the Disclosure Schedule or (ii) entered into in the ordinary course of the business of Holding and its Subsidiaries and otherwise not required to be disclosed in any section of the Disclosure Schedule (but not, in any such case, liabilities for breaches thereof), or (d) not included under clauses (a) - (c) above and aggregating not more than $50,000, neither Holding nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others).

     3.11. TAXES.

     (A) BASIS, ETC. Set forth in Section 3.11(a) of the Disclosure Schedule are the net operating loss, net capital loss, credit, minimum tax, charitable contribution, and other Tax carryforwards (by type of carryforward and expiration date, if any) of Holding and each of its Subsidiaries.

     (B) ELECTIONS. All material elections with respect to Taxes (including without limitation any elections under Sections 108(b)(5), 338(g), 565, 936(a), or 936(e) of the Code or Treasury Regulation Sections 1.1502-20(g) or 1.1502-32(f)(2) (as in effect before January 1, 1995)) affecting Holding or any of its Subsidiaries and/or made by Holding or any of its Subsidiaries are described in
Section 3.11(b) of the Disclosure Schedule.

     (C) FILING OF TAX RETURNS AND PAYMENT OF TAXES. Holding and each of its Subsidiaries have timely filed all Tax Returns required to be filed by any of them, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by Holding or any of its Subsidiaries have been paid, and Holding and such Subsidiaries shall not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in the accounting records of Holding or the relevant Subsidiary at that date. Holding has delivered to the Investors or their respective counsel correct and complete copies of all Tax Returns filed by or with respect to it or any of its Subsidiaries with respect to taxable periods ended on or after December 31, 1994, and all relevant documents and information with respect thereto, including without limitation work papers, records, examination reports, statements of deficiencies assessed against or agreed to by Holding or any of its Subsidiaries.

     (D) AUDIT HISTORY. With respect to each taxable period of Holding or any of its Subsidiaries ended on or before December 31, 1991, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority.

     (E) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted, assessed, or threatened in writing by any taxing authority against Holding or any of its Subsidiaries.

     (F) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of Holding or any of its Subsidiaries.

     (G) EXTENSIONS OF STATUTES OF LIMITATIONS ON ASSESSMENT OR COLLECTION OF TAXES. Neither Holding nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

     (H) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. Neither Holding nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

     (I) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to Holding's knowledge, threatened, against or with respect to (i) Holding or any of its Subsidiaries, or (ii) any Affiliated Group with respect to a taxable period during which Holding or any of its Subsidiaries was a member of such Affiliated Group.

     (J) NO CLAIM OF FAILURE TO FILE TAX RETURNS. No claim has ever been made by a taxing authority in a jurisdiction where Holding or any of its Subsidiaries does not pay Tax or file Tax Returns that any such Person is or may be subject to Taxes assessed by such jurisdiction.

     (K) MEMBERSHIP IN AFFILIATED GROUPS, ETC. None of Holding or any of its Subsidiaries has been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return, other than one of which Holding was the parent.

     (L)  (INTENTIONALLY OMITTED)

     (M) ADJUSTMENTS UNDER SECTION 481. Neither Holding nor any of its Subsidiaries will be required, as a result of a change in method of accounting for any period ending on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

     (N) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. Neither Holding nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

     (O) WITHHOLDING TAXES. Holding and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

     (P) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. Neither Holding nor any of its Subsidiaries has a "permanent establishment" in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, or otherwise operates or conducts business through any branch in any foreign country.

     (Q) U.S. REAL PROPERTY HOLDING CORPORATION. Neither Holding nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (R) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by Holding or any of its Subsidiaries is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

     (S) TAX-EXEMPT USE PROPERTY. None of the property owned by Holding or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (T) SECURITY FOR TAX-EXEMPT OBLIGATIONS. Except as set forth in Section 3.11(t) of the Disclosure Schedule, none of the assets of Holding or any of its Subsidiaries directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and none of them is directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

     (U) SECTION 341(F) CONSENT. Neither Holding nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

     (V) PARACHUTE PAYMENTS. Neither Holding nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

     3.12. LITIGATION. Except as set forth in Section 3.12 of the Disclosure Schedule, there is no litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other Person) is pending or, to the knowledge of Holding, threatened against Holding or any of its Subsidiaries (nor is there any basis therefor known to Holding) which, seeks damages in excess of $50,000 in any individual instance of $100,000 in the aggregate, or which seek any form of equitable or injunctive relief, including without limitation, seeking to prohibit, restrict or delay the consummation of the transactions contemplated hereby. Except as set forth in
Section 3.12 of the Disclosure Schedule, neither Holding nor any of its Subsidiaries nor any of their respective properties and assets are subject to any judicial or administrative order, judgment or decree.

     3.13. SAFETY AND ENVIRONMENTAL MATTERS.

     (a)   Except as set forth in Section 3.13 or Section 3.28 of the Disclosure
Schedule:

           (i) Holding and each of its Subsidiaries and each real property owned, leased, operated, or controlled by any of them currently or within the last five years is now, and at all times within the last five years has been, in material compliance with all Environmental and Safety Laws;

           (ii) Holding and each of its Subsidiaries have obtained all material permits, licenses, and authorizations required pursuant to all applicable Environmental and Safety Laws with respect to their respective properties and operations;

           (iii) neither Holding nor any of its Subsidiaries has received any notice from any third party asserting that any of them is or may be liable under any Environmental and Safety Laws, including without limitation in connection with any release or threatened release of any hazardous or regulated substances or wastes;

           (iv) Holding and its Subsidiaries have not, nor, to the knowledge of Holding, have any of their predecessors or any other Person for which Holding or any of its Subsidiaries may be obligated, disposed of or released any hazardous or regulated substance in a manner that reasonably could be expected to result in any Person incurring liability pursuant to Environmental and Safety Laws;

           (v) there is no contamination from any hazardous or regulated substance, or any other environmental defect, at, on, upon, or under the real property currently owned, leased, operated, or controlled by Holding or any of its Subsidiaries, or to Holding's knowledge, any real property formerly owned, leased, operated, or controlled by Holding or any of its Subsidiaries, any of its predecessors or any other Person for which Holding or any of its Subsidiaries may be obligated, that reasonably could be expected to result in any Person incurring any cleanup costs (including, without limitation, any cost of investigation, abatement, removal, remediation, or corrective action);

           (vi) to the knowledge of Holding, there currently exist no conditions, circumstances, or events that reasonably could be expected to result in Holding or any of its Subsidiaries, either now or with the passage of time, incurring any material expenditure to comply with any Environmental and Safety Law or any permit issued pursuant thereto; and

           (vii) no environmental studies, reports, assessments, sampling results, or audits with respect to real property owned, leased, operated or controlled by

     Holding or any of its Subsidiaries have been conducted during the period of its tenure at or operation or control of such property or, to Holding's knowledge, during any other time.

     (b)   For purposes of this Agreement, "Environmental and Safety Laws" means
                                            ------------- --- ------ ----
all federal, state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, and all judicial and administrative orders, judgments, decrees, and similar determinations, concerning public health and safety, pollution, occupational health and safety, and/or protection of the environment, including without limitation the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act of 1970, as amended.

     3.14. LABOR RELATIONS. Holding and each of its Subsidiaries are and have been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and are not and have not been engaged in or, to Holding's knowledge, alleged to have been engaged in, any unfair labor practice, or any unlawful discrimination in employment practices. There is no labor strike, dispute, concerted work slow-down, or concerted work stoppage pending or, to Holding's knowledge, threatened against or involving Holding or any of its Subsidiaries. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of Holding or any of its Subsidiaries. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against Holding or any of its Subsidiaries and no claim therefor has been asserted. Except for employees covered by the collective bargaining agreements listed in Section 3.14 of the Disclosure Schedule, none of the employees of Holding or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Holding or any of its Subsidiaries. Neither Holding nor any of its Subsidiaries has experienced any concerted work stoppage or other material labor difficulty during the last five years. Neither Holding nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees that could implicate the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulations.

     3.15. CONTRACTS. Section 3.15 of the Disclosure Schedule sets forth a complete and accurate list of all contracts to which Holding or any of its Subsidiaries is a party or by or to which any of them or any of their respective assets or properties is bound or subject and which, with respect to any single contract or group of related contracts, call for or potentially could call for payments to or from Holding or any of its Subsidiaries in excess of $50,000, or which grant exclusive dealing arrangements or which in any manner, restrict the Company's operation or business except (i) contracts (and related correspondence and other documents) for the sale or purchase of goods and/or services by

Holding and/or any of its Subsidiaries, entered into with customers or suppliers in the ordinary course of business, (ii) contracts with Persons other than any Affiliate of any of them, entered into in the ordinary course of business after the date hereof and before the Closing, which will be identified to the Investors or their respective counsel before the Closing in a disclosure supplement pursuant to Section 5(e) hereof, and (iii) contracts terminable by Holding and/or its Subsidiary party thereto, as the case may be, upon 60 days' notice or less and without the payment of any termination fee or penalty. As used in this Agreement, the word "contract" includes every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on Holding or any of its Subsidiaries, and specifically includes: (a) contracts and other agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such Person has an interest; (b) contracts and other agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services by or to Holding or any of its Subsidiaries; (d) bonds or other security agreements provided by any party in connection with the business of Holding or any of its Subsidiaries; (e) contracts and other agreements for the purchase or other acquisition or the sale or other disposition of any of the assets or properties of Holding or any of its Subsidiaries, in each case other than in the ordinary course of business, or for the grant to any person of any preferential rights to purchase any of such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of Holding or any of its Subsidiaries or by or to which any of them or any of their respective assets or properties are bound or subject; (g) contracts and other agreements under which Holding or any of its Subsidiaries agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) contracts or other agreements with regard to Indebtedness; or (i) any other contract or other agreement, whether or not made in the ordinary course of business. All of the contracts listed in Section 3.15 of the Disclosure Schedule are in full force and effect, and neither Holding nor any of its Subsidiaries is in default in any material respect under, or material breach of, any of them, nor to the knowledge of Holding is any other party to any such contract in default in any material respect thereunder or in material breach thereof; nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or a material breach thereof on the part of Holding or any of its Subsidiaries, or to the knowledge of Holding, any other party thereto. Except as disclosed in Section 3.15 of the Disclosure Schedule, no approval or consent of any Person that has not already been obtained is needed in order that the contracts listed in Section 3.15 of the Disclosure Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such contract includes any provision, the effect of which may be to terminate such contract or enlarge or accelerate any obligations of Holding or any of its Subsidiaries thereunder or to give additional rights to any other party thereunder upon consummation of the transactions contemplated by this Agreement. Holding has delivered to each of the Investors or their respective counsel true, correct, and complete copies of all contracts listed in
Section 3.15 of the Disclosure Schedule, together with copies of all modifications and supplements thereto.

     3.16. EMPLOYEE BENEFIT PLANS.

     (a) Except as set forth in Section 3.16 of the Disclosure Schedule, neither Holding nor any of its Subsidiaries now maintains or contributes to, or has in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of Holding or any of its Subsidiaries. Each of the arrangements set forth in Section 3.16 of the Disclosure Schedule is hereinafter referred to as an "Employee Benefit Plan," except that any such arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 3.16(d)(iii), (iv) and (vi), 3.16(e) and 3.16(g) below.

     (b) Holding has delivered to each of the Investors or their respective counsel true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three preceding calendar years, and
(iii) the most recently received Internal Revenue Service ("IRS") determination
                                                            ---
letters and any governmental advisory opinions or rulings.

     (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in all material respects in compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of
                                   -----
1986, as amended (the "Code") and applicable to such Plan.  Each Employee
                       ----
Benefit Plan that is intended to qualify under Section 401(a) of the Code has been determined by the IRS to be so qualified, and to the knowledge of Holding, nothing has occurred since the date of the last such determination that has resulted or is likely to result in the revocation of such determination.

           (d) (i) There is no pending, or to the knowledge of Holding, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or, to the knowledge of Holding, any fiduciary or service provider thereof, and, to the knowledge of Holding, there is no basis for any such legal action, proceeding, or investigation concerning any Employee Benefit Plan or any such fiduciary or service provider.

           (ii) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred by Holding or any of its
                            ----
     Subsidiaries or
any of their respective Affiliates (other than insurance premiums satisfied in due course). No Employee Benefit Plan is a plan subject to Title IV of ERISA.

          (iii) No Employee Benefit Plan other than a multiemployer plan nor any party in interest with respect thereof, nor to the knowledge of Holding, no Employee Benefit Plan that is a multiemployer plan nor any party in interest with respect thereof, has engaged in a prohibited transaction that could subject Holding or any of its Subsidiaries directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

          (iv) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA).

          (v) No benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing).

          (vi) Neither Holding nor any of its Subsidiaries has contracted or otherwise agreed to maintain or contribute to any Employee Benefit Plan for any definite future period of time and each such Plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may be imposed by applicable law or any currently applicable collective bargaining agreement.

     (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that Holding or any of its Subsidiaries is required, under the terms of each such Plan, to have paid as contributions to that Plan, either as of the end of the most recently ended plan year of that Plan or on all such amounts required to be paid through the Closing. No Employee Benefit Plan is subject to
Section 302 of ERISA or Section 412 of the Code.

     (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of Holding or any of its Subsidiaries or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

     (g) Neither Holding nor any of its Subsidiaries nor any of their respective affiliates (i) has incurred any liability to a multi-employer plan, contingent or otherwise, that has not been previously satisfied, on account of a discontinuance or reduction in contributions thereto (including without limitation a withdrawal or partial withdrawal within the meaning of Title IV of ERISA), (ii) has experienced any event that, within the following twelve months, will result in a withdrawal or partial withdrawal as so defined, or (iii) has incurred a reduction in contributions such that if the current rate of contributions continues, a seventy percent (70%) decline in contributions (as defined in Section 4205 of ERISA) will occur within the next three plan years. Neither Holding nor any of its Subsidiaries nor any of their respective affiliates has received notice with respect to any multi-employer plan of (i) any failure by such plan to satisfy the minimum funding requirements of Section 412 of the Code, (ii) any application for or receipt of a waiver of such minimum funding requirements with respect to such plan, or (iii) such plan's insolvency or entry into reorganization status within the meaning of Section 4241 of ERISA. Holding has previously provided to each of the Investors or their respective counsel copies of all documents and other information received by Holding or any of its Subsidiaries from any multi-employer plan (or any of its agents) to which Holding or a Subsidiary contributes pertaining to Holding's or any of its Subsidiaries' obligations under such plan, including any materials pertaining to the computation of any liability that may be imposed upon a cessation of or reduction in contributions thereto.

     (h) For purposes of this Section 3.16, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity that under Section 414 of the Code is treated as a single employer with Holding or any of its Subsidiaries.

     3.17. POTENTIAL CONFLICTS OF INTEREST.

     (a) No officer, director or stockholder of Holding or any of its Subsidiaries (i) owns, directly or indirectly, any interest (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any Person that is a competitor, lessor, lessee, customer, or supplier of Holding or any of its Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Holding or any of its Subsidiaries is using or the use of which is necessary for the business of Holding or any of its Subsidiaries; or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Holding or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements.

     (b) To the knowledge of Holding, no officer, director, employee, or consultant of Holding or any of its Subsidiaries is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of Holding or any of its Subsidiaries, (ii) conflicts or may conflict with the business or operations of Holding or any of its Subsidiaries as presently conducted or as proposed to be conducted in the short term, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to Holding or any of its Subsidiaries.

     3.18. INTELLECTUAL PROPERTIES.

     (a) Section 3.18 of the Disclosure Schedule lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, technology, know-how, trade secrets, processes, formulas, techniques, and licenses (other than for off-the-shelf software programs that have not been customized for Holding's or any of its Subsidiaries' use) used in the business of Holding or any of its Subsidiaries as now being conducted (collectively, the "Intellectual Properties"). Holding (or, if so indicated in Section 3.18 of the
 -----------------------
Disclosure Schedule, one of its Subsidiaries) owns, or is licensed or otherwise has the full and unrestricted exclusive right to use throughout the world, without the payment of royalties or other further consideration except as indicated in Section 3.18 of the Disclosure Schedule, all of the Intellectual Properties. No intellectual property rights, privileges, licenses, contracts or other agreements, instruments or evidences of interest, other than (i) the Intellectual Properties, and (ii) off-the-shelf software programs that have not been customized for Holding's or any of its Subsidiaries' use, are necessary to or used in the conduct of the business of Holding and its Subsidiaries as now being conducted. All of the patents, trademarks and copyrights owned by Holding or any of its Subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries as identified in Section 3.18 of the Disclosure Schedule, and have been properly maintained and renewed, consistent with commercially reasonable business practices, in accordance with all applicable provisions of law and administrative regulations in the United States and each such country.

     (b) In any instance where Holding's rights to Intellectual Properties, or such rights of any of its Subsidiaries, arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for Holding's or such Subsidiary's use), this is indicated in Section
3.18 of the Disclosure Schedule, and to the knowledge of Holding, such rights are licensed exclusively to Holding or the indicated Subsidiary except as indicated in Section 3.18 of the Disclosure Schedule. To Holding's knowledge, no other Person has an interest in or right or license to use any of the Intellectual Properties. To Holding's knowledge, none of the Intellectual Properties is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Intellectual Properties (other than any Intellectual Properties licensed by Holding or any of its Subsidiaries as licensee), or, to Holding's knowledge, relating to any Intellectual Properties licensed by Holding or any of its Subsidiaries as licensee, is pending, or to Holding's knowledge, threatened, nor, to Holding's knowledge, is there any basis for any such litigation or proceeding. Each of Holding and its Subsidiaries maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of its Intellectual Properties as constitute trade secrets or other confidential information.

     (c) (i) Neither Holding nor any of its Subsidiaries, nor to the knowledge of Holding, any of the employees of or consultants to Holding or any of its Subsidiaries, has infringed or made unlawful use of, or is infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee of or consultant to Holding or any of its Subsidiaries; and (ii) the activities of the employees of or consultants to Holding and its Subsidiaries in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. Except as described in Section 3.18 of the Disclosure Schedule, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging Holding or any of its Subsidiaries with infringement or unlawful use of any license, patent, trademark, service mark, trade name, logo, copyright, trade secret, or other proprietary right is pending, or to the knowledge of Holding, threatened; nor, to the knowledge of Holding, is there any basis for any such litigation or proceeding.

     3.19. ACCOUNTS RECEIVABLE. All accounts and notes receivable reflected on the Audited Balance Sheet, and all accounts and notes receivable arising subsequent to the date of such Audited Balance Sheet, have arisen in the ordinary course of business, represent valid obligations to Holding or its Subsidiaries, and have been collected or are collectible in the aggregate recorded amounts thereof in accordance with their terms net of (i) the reserve for uncollected accounts set forth in the accounting records of Holding or its Subsidiaries, as the case may be, and (ii) the proceeds of credit insurance with respect thereto payable to Holding or any of its Subsidiaries.

     3.20. INSURANCE. Section 3.20 of the Disclosure Schedule lists the policies of theft, fire, liability, workmen's compensation, life, property and casualty, and other insurance owned or held by Holding or any of its Subsidiaries. Such policies of insurance are maintained with financially sound and reputable insurance companies, funds, or underwriters, and are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are in full force and effect; are sufficient for compliance by Holding and its Subsidiaries with all requirements of law and of all agreements to which Holding or any of its Subsidiaries is a party; are valid, outstanding, and (subject to the qualifications set forth in Section 3.2(i) and (ii)) enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in Section 3.20 of the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Holding and its Subsidiaries have delivered to the Investors or their respective counsel complete and correct copies of all such policies with all riders and amendments thereto.

     3.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section 3.21 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of Holding and its Subsidiaries and the Persons with signing or other authority to act with respect thereto. Except as so listed, neither Holding nor any of its Subsidiaries has any account or safe deposit box in any bank, and no Person has any power, whether singly or jointly, to sign any checks on behalf of Holding or any of its Subsidiaries, to withdraw any money or other property from any bank, brokerage, or other account of Holding or any of its Subsidiaries, or to act under any agency or power of attorney granted by Holding or any of its Subsidiaries at any time for any purpose. Section 3.21 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of Holding or any of its Subsidiaries.

     3.22. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for (i) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, and (ii) the filing of the notifications required on the part of Holding and AGI under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and any further information required in connection therewith
      --- ---
(as referred to in Section 12.1 below), no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other Person, on the part of Holding, is required in connection with the execution, delivery, and performance of this Agreement by Holding or the consummation by Holding of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the Other Agreements executed and delivered or to be executed and delivered by Holding and/or any of its Subsidiaries as contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not violate (a) any provision of the charter or by-laws of Holding or any of its Subsidiaries, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to Holding or any of its Subsidiaries, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which Holding or any of its Subsidiaries is a party or by or to which any of them or any of their respective assets is bound or subject.

     3.23. INVENTORY. The inventory and supplies of Holding and its Subsidiaries are adequate for their present needs, and are, in all material respects, in usable or saleable condition in the ordinary course of business, subject only to such reserves for obsolescence, if any, as are reflected in their respective accounting records.

     3.24. SUPPLIERS AND CUSTOMERS. Section 3.24 of the Disclosure Schedule lists the five largest suppliers and ten largest customers of Holding and its Subsidiaries during the twelve months ended on the date of the Audited Balance Sheet. The relationships of Holding and such Subsidiaries with their respective suppliers and customers are good commercial working relationships, and no supplier or customer of material importance to Holding and its Subsidiaries, taken as a whole, has canceled or otherwise terminated, or threatened in writing to cancel or terminate, its relationship with Holding or such Subsidiary or has during the last 12 months decreased materially, or threatened to decrease or limit materially, its services, supplies, or materials to Holding or such Subsidiary or its usage or purchase of the services or products of Holding or such Subsidiary, except for normal cyclical changes related to customers' businesses. To Holding's knowledge, no such supplier or customer intends to cancel or otherwise substantially modify its relationship with Holding or any of such Subsidiaries, or to decrease materially or limit its services, supplies or materials to them, or its usage or purchase of their services or products, and the consummation of the transactions contemplated hereby will not, to the knowledge of Holding, adversely affect the relationship of Holding or any of such Subsidiaries with any such supplier or customer.

     3.25. EMPLOYMENT OF OFFICERS, EMPLOYEES. Section 3.25 of the Disclosure Schedule lists the name and total annual compensation payable by Holding or any of its Subsidiaries for the calendar year ended December 31, 1997 to each exempt non-hourly employee (a) whose base salary for the calendar year ended December 31, 1997, or current annual base salary, is $200,000 or more, or (b) who received bonuses for the calendar year ended December 31, 1997, of $50,000 or more.

     3.26. MINUTE BOOKS. The copies of the minute books of Holding and its Subsidiaries made available to the Investors or their respective counsel for inspection accurately record therein all material actions taken by their respective Boards of Directors and stockholders.

     3.27. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of Holding or any of its Subsidiaries in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.28. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except with respect to the matters that are the subject of the specific representations and warranties set forth in Section 3.13 hereof ("Safety and Environmental Matters"), Holding and each of its Subsidiaries has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (b) all unwaived terms and provisions of all contracts, agreements and indentures to which Holding or any such Subsidiary is a party, or by which Holding, such Subsidiary, or any of their respective properties is subject, and (c) its charter and by-laws, respectively, each as amended to date; in the case of the preceding clauses (a) and (b), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in Material Adverse Effect. Neither Holding nor any of its Subsidiaries has been charged with, or to the knowledge of Holding, been under investigation with respect to, any violation by Holding or any of its Subsidiaries of any provision of any federal, state, or local law or administrative regulation. Holding and its Subsidiaries have and maintain, and Section 3.28 of the Disclosure Schedule sets forth a complete and correct list of, all such licenses, permits, and other authorizations of governmental authorities as are necessary for the conduct of their respective businesses or in connection with the ownership or use of their respective properties, all of which are in full force and effect, and true and complete copies of all of which have previously been delivered to each of the Investors or their respective counsel. Holding does not have knowledge of any fact which would make it reasonably likely that the Company would be unable to obtain the renewal of any such license, permit or other authorization.

     3.29. ASSETS AND PROPERTIES COMPLETE. The assets and properties of Holding and each of its Subsidiaries are and as of the Closing Date shall be in all material respects adequate and sufficient to conduct the business of Holding or the relevant Subsidiary as currently conducted.

     3.30. DISCLOSURE. No representation or warranty of Holding in this Agreement (including the exhibits and schedules hereto), or any of the Other Agreements to be executed and delivered by any of them as contemplated hereby contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading. There is no fact that Holding has not disclosed to the Investors or their respective counsel in writing that has or is reasonably likely to have a Material Adverse Effect, or materially adversely affects the ability of Holding or any of its Subsidiaries to perform their respective obligations under this Agreement and the Other Agreements, or to consummate any of the transactions contemplated hereby or thereby.

     4.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     In order to induce Holding to enter into this Agreement and to issue and sell its securities as contemplated hereby, each of the Investors severally represents and warrants to Holding, as of the date hereof and as of the Closing Date, as follows:

     4.1. AUTHORIZATION AND ENFORCEABILITY. Such Investor has all requisite power and full legal right and authority (including, in the case of Heritage, due approval of its Board of Directors) to enter into this Agreement, to perform all of his or its agreements and obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Investor and constitutes his or its legal, valid, and binding obligation, enforceable against him or it, as the case may be, in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     4.2.   INVESTMENT REPRESENTATIONS.

     (a) Such Investor represents that the securities to be acquired by him or it as contemplated hereby shall be acquired for his or its own account, for investment, and not with a view to the distribution thereof. Such Investor understands that such securities have not been registered under the Securities Act of 1933, as amended (the "Act"), on the ground that the offer and sale of
                              ---
such securities to him or it are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of such securities. Such Investor understands that Holding's reliance on such exemption is predicated in part on the representations of such Investor contained herein.

     (b) Such Investor understands that he or it must bear the economic risk of his investment in the securities to be acquired by him or it hereunder for an indefinite period of time because such securities have not been registered under the Act, and therefore cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. Such Investor agrees that he or it shall not offer to sell or otherwise transfer any of such securities except after Holding has received an opinion of counsel, reasonably acceptable to Holding in form and substance, that such offer, sale, and/or transfer is not in violation of the registration requirements of the Act or other applicable law.

     (c) Such Investor acknowledges and agrees that each certificate representing the securities acquired by him or it hereunder shall bear a restrictive legend substantially in the following form:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale, or other disposition of these securities may be made unless a registration statement with respect to these shares has become effective under said act, or the issuer has been furnished with an opinion of counsel, satisfactory to the issuer in form and substance, that such registration is not required."

     (d) Such Investor acknowledges and agrees that Holding shall make a notation regarding the restrictions on transfer of the securities acquired by such Investor hereunder in the stock books of Holding, and any purported transfer of such securities shall be reflected in the stock books of Holding only if and when transferred in compliance with all of the terms and conditions of this Agreement.

     (e) Such Investor acknowledges and agrees that, before the issuance of any securities to him or it pursuant to this Agreement, he or it shall execute and deliver the Stockholder Agreement, pursuant to which the securities to be issued to such Investor pursuant to this Agreement shall be subject to the restrictions set forth therein, including without limitation certain restriction on the voting and transfer of such securities.

     4.3. TITLE TO CONTRIBUTED SECURITIES. Such Investor has, and as of the Closing will have, sole record ownership of all of the securities of Holding or AGI, as the case may be, to be contributed to Holding hereunder pursuant to
Section 1 hereof, free and clear of any Liens, other than (a) any restrictions on transfer arising under applicable securities laws solely by reason of the fact that such shares were issued pursuant to exemptions from registration under such securities laws, (b) in the case of any shares of AGI Stock contributed by Richard Block pursuant to Section 1(c) hereof, the Maranov Option as defined and more fully described in Section 3.3(b) of the Merger Agreement, (c) in the case of the shares of AGI Stock contributed pursuant to Section 1(c) hereof, restrictions pursuant to the Existing Shareholders Agreement of AGI, as defined and more fully described in Section 3.3(b) of the Merger Agreement, and (d) in the case of the shares of Old Preferred Stock, Old Voting Common Stock and Old Non-Voting Common Stock, and the Old Warrant, contributed pursuant to Section 1(a) and 1(b) hereof, restrictions pursuant to the Existing Stockholders' Agreement of Holding, provided that all of the Liens referred to in clauses (b)
- (d) shall be terminated as of the Closing Date.

     4.4. GOVERNMENTAL CONSENTS. Except as set forth in Section 4.4 of the Disclosure Schedule, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by such Investor of this Agreement, or for the consummation by such Investor of the transactions contemplated hereby.

     5.   CONDITIONS TO THE PARTIES' OBLIGATIONS.

     (A) CONDITIONS TO OBLIGATIONS OF HERITAGE. The obligations of Heritage to consummate the transactions contemplated hereby are subject to the satisfaction (to the extent not specifically waived in writing by Heritage) on or before the Closing Date, of:

          (i) each of the conditions precedent set forth in Section 6 of the Merger Agreement, other than the completion of the Closing hereunder (except to the extent such conditions shall have been waived in accordance with the provisions of the Merger Agreement), and the additional condition precedent that, subject to the foregoing, the Merger Agreement is in full force and effect;

          (ii) the condition precedent that each of the Investors other than Heritage shall have performed and complied with all of their respective obligations under this Agreement to be performed or complied with by each of them before or at the Closing; and

          (iii) the condition precedent that each of the transactions described in Section 2.2 above to be performed at the Closing, other than those to be performed by Heritage, shall have been performed.

     (B) CONDITIONS TO OBLIGATIONS OF KLEARFOLD MANAGEMENT INVESTORS. The obligations of Klearfold Management Investors to consummate the transactions contemplated hereby are subject to the satisfaction (to the extent not specifically waived in writing by Klearfold Management Investors) on or before the Closing Date, of:

          (i) each of the conditions precedent set forth in Section 6 of the Merger Agreement, other than the completion of the Closing hereunder (except to the extent such conditions shall have been waived in accordance with the provisions of the Merger Agreement), and the additional condition that, subject to the foregoing, the Merger Agreement is in full force and effect;

          (ii) the condition precedent that each of the Investors other than the Klearfold Management Investors shall have performed and complied with all of their respective obligations under this Agreement to be performed or complied with by each of them before or at the Closing; and

          (iii) the condition precedent that each of the transactions described in Section 2.2 above to be performed at the Closing, other than those to be performed by the Klearfold Management Investors, shall have been performed.

     (C) CONDITIONS TO OBLIGATIONS OF AGI INVESTORS. The obligations of each of the AGI Investors to consummate the transactions contemplated hereby are subject to the satisfaction (to the extent not specifically waived in writing by such AGI Investor), on or before the Closing Date, of:

          (i) each of the conditions precedent set forth in Section 7 of the Merger Agreement, other than the completion of the Closing hereunder (except to the extent such conditions shall have been waived in accordance with the provisions of the Merger Agreement), and the additional condition that, subject to the foregoing, the Merger Agreement is in full force and effect;

          (ii) the conditions precedent that each of the representations and warranties of Holding set forth in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing, and that Holding and each of the Investors other than the AGI Investors shall have performed and complied with all of their respective obligations under this Agreement to be performed or complied with by each of them before or at the Closing; and

          (iii) the condition precedent that each of the transactions described in Section 2.2 above to be performed at the Closing, other than those to be performed by the AGI Investors, shall have been performed.

     (D) CONDITIONS TO OBLIGATIONS OF HOLDING. The obligations of Holding to consummate the transactions contemplated hereby are subject to the satisfaction (to the extent not specifically waived in writing by Holding), on or before the Closing Date, of the condition precedent that each of the representations and warranties of each of the Investors set forth in this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing; and that each of the Investors shall have performed and complied with all of its obligations under this Agreement to be performed or complied with by him or it before or at the Closing, including without limitation such Investor's execution and delivery of the Stockholder Agreement.

     (E) DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, Holding shall promptly advise each of the Investors or their respective counsel in writing of any matter hereafter arising or becoming known to Holding that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule hereto, or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. No such disclosure shall be taken into account in determining whether the conditions to any of the Investor's obligations to consummate the transactions contemplated by this Agreement have been satisfied, but such disclosures shall be taken into account in determining whether Holding or any of its Subsidiaries are liable to the AGI Investors or any of them pursuant to Section 8.1 hereof.

     6.     COVENANTS OF HOLDING.

     6.1. CONDUCT OF BUSINESS PENDING CLOSING. Holding covenants that, from and after the date of this Agreement and until the Closing, except as otherwise specifically contemplated by this Agreement (including without limitation the attached Disclosure Schedule) or otherwise specifically consented to or approved in writing by the holders of a majority of the shares of AGI Stock to be contributed to Holding hereunder:

     (A) STOCKHOLDER APPROVAL. As promptly as practicable, Holding shall either circulate a written consent to or call and hold a special meeting of its stockholders for the purpose of approving the Charter Amendment. Heritage and the Klearfold Management Investors shall vote (or cause to be voted) all shares of each class of the capital stock of Holding directly or indirectly owned by them in favor of such approval.

     (B) FULL ACCESS. Holding shall afford to the AGI Investors and their authorized representatives full access during normal business hours to all properties, books, records, contracts and documents of Holding and its Subsidiaries and a full opportunity to make such investigations as they shall desire to make of Holding and its Subsidiaries, and Holding shall furnish or cause to be furnished to the AGI Investors and their authorized representatives all such information with respect to the affairs and businesses of Holding and its Subsidiaries as the AGI Investors or their counsel may reasonably request.

     (C) CARRY ON IN REGULAR COURSE. Holding and its Subsidiaries shall maintain their owned and leased properties in good operating condition and repair, shall make all necessary renewals, additions, and replacements thereto, shall carry on their business diligently and substantially in the same manner as heretofore, and shall not make or institute any new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation (including, without limitation, the extension of the time for payment of Holding's and its Subsidiaries' payables or rebates) or take or permit to occur or exist any action or circumstance referred to in Section 3.7 hereof, other than (i) the repayment of Indebtedness of Holding and the Subsidiaries either in the ordinary course of business from cash generated by operations or in connection with obtaining the financing referred to in Sections 6.7 and 7.5 of the Merger Agreement and (ii) the adoption of the name "IMPAC Group, Inc." pursuant to the Charter Amendment, and any preparations therefor.

     (D) NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. Holding shall not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock (other than pursuant to this Agreement), or the capital stock of any of its Subsidiaries.

     (E) NO GENERAL INCREASES. Neither Holding nor any of its Subsidiaries shall grant any general or uniform increase in the rates of pay of its employees, or grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment, or increase the compensation payable or to become payable to officers, directors, key employees, or agents, or increase any bonus, insurance, pension, or other benefit plan, payment, or arrangement made to, for, or with any such officers, directors, key employees, or agents, other than increases occurring in the ordinary course of business consistent with Holding's and its Subsidiaries' past practices or required by law.

     (F) CONTRACTS AND COMMITMENTS. Neither Holding nor any of its Subsidiaries shall enter into any contract or commitment or engage in any transaction with any Affiliate of any of them other than in the usual and ordinary course of business and consistent with its normal business practices.

     (G) PURCHASE AND SALE OF CAPITAL ASSETS. Neither Holding nor any of its Subsidiaries shall purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensee, or otherwise dispose of any interest in, any capital asset(s) (i) other than in the ordinary course of business, or (ii) having a market value in excess of $10,000 in any instance, or in excess of $50,000 in the aggregate.

     (H) INSURANCE. Holding and its Subsidiaries shall maintain with financially sound and reputable insurance companies, funds or underwriters adequate insurance (including without limitation the insurance referred to on Section 3.20 of the Disclosure Schedule) of the kinds, covering such risks, in such amounts, and with such deductibles and exclusions, as are consistent with prudent business practice.

     (I) PRESERVATION OF ORGANIZATION. Holding and its Subsidiaries shall use their best efforts to preserve their business organizations intact, to keep available for the benefit of the Investors their present key officers and employees, and to preserve for the benefit of the Investors the present business relationships with their suppliers and customers and others having business relationships with them.

     (J) NO DEFAULT. Holding and of its Subsidiaries shall use commercially reasonable efforts to avoid a default in any material respect under, or a material breach of any contract, commitment, or obligation of Holding or any of its Subsidiaries.

     (K) COMPLIANCE WITH LAWS. Holding and each of its Subsidiaries shall comply in all material respects with all applicable laws, regulations, and orders.

     (L) ADVICE OF CHANGE. Holding shall promptly advise the AGI Investors in writing, in accordance with Section 12.5 hereof, of any change resulting in, or reasonably likely to result in, a Material Adverse Effect.

     (M) CONSENTS OF THIRD PARTIES. Holding and its Subsidiaries shall use their respective commercially reasonable efforts to secure, as soon as possible but in any event on or before the Closing Date, the consent, in form and substance satisfactory to the AGI Investors and their counsel, to the consummation of the transactions contemplated by this Agreement by each Person whose consent or approval thereof may be necessary to permit such consummation, including without limitation each party to any contract, commitment, or obligation of Holding or any of its Subsidiaries under which such transactions would constitute a default in any material respect or a material breach, would accelerate obligations of Holding or any of its Subsidiaries, or would permit cancellation of any such contract by a Person other than Holding and its Subsidiaries.

     (N) NO SHOPPING. Neither Holding, nor any of its Subsidiaries, nor Heritage, nor any of the Klearfold Management Investors shall negotiate for, solicit, discuss, negotiate, or enter into any agreement or understanding, whether or not binding, with respect to the issuance, sale, or transfer of any of the capital stock or substantial part of the assets of Holding or any of its Subsidiaries (other than sales of inventory in the ordinary course of business) or any merger or other business combination of Holding or any of its Subsidiaries, to or with any Person other than (i) pursuant to the Merger Agreement, or (ii) in connection with a possible transaction with Sancoa previously disclosed to the Investors.

     6.2. CONTINUING COVENANTS. Holding covenants that, unless otherwise specified in the Stockholder Agreement, or except as may be otherwise specifically agreed to in writing by the holders of at least a majority of the outstanding shares of Series A Common Stock, Holding shall comply and shall cause any Subsidiaries it may have from time to time (including without limitation Klearfold and AGI) to comply with the following provisions:

     (A) RECORDS AND ACCOUNTS. Holding and each of its Subsidiaries shall keep true and accurate records and books of account in which full, true, and correct entries shall be made in accordance with generally accepted accounting principles, and maintain adequate accounts and reserves for all Taxes (including income Taxes), all depreciation, depletion, obsolescence, and amortization of its properties, all contingencies, and all other reserves.

     (B) CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Holding and each of its Subsidiaries shall preserve and keep in full force and effect their respective corporate existences, rights, and franchises. Holding and each of its Subsidiaries shall maintain all of their respective properties used or useful in the conduct of their respective businesses in good condition, repair, and working order, and shall cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereto, all as in the judgment of Holding may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent Holding or any of its Subsidiaries from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of Holding, desirable in the conduct of its business and does not have a material adverse effect on Holding or any of its Subsidiaries.

     (C) INSURANCE. Holding and each of its Subsidiaries shall maintain with financially sound and reputable insurance companies, funds, or underwriters, insurance of the kinds, covering the risks and in the relative amounts usually carried by reasonable and prudent companies conducting businesses similar to those of Holding or such Subsidiary, as the case may be.

     (D) TAXES. Holding and each of its Subsidiaries shall pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes upon it and its business, properties, sales, and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law give rise to a Lien upon any of its properties; provided, however, that any such Tax or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Holding or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that Holding or such Subsidiary shall pay or cause to be paid all such Taxes or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

     (E) COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS. Holding and each of its Subsidiaries shall comply with (i) all applicable laws and regulations wherever its business is conducted, (ii) the provisions of its Certificate of Incorporation (and/or other charter documents) and by-laws, (iii) all agreements and instruments to which it is party or by or to which it or any of its properties may be bound or subject, and (iv) all applicable decrees, orders, and judgments; except where in each case other than under clause (ii), such noncompliances would not, either individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or assets of Holding and its Subsidiaries taken as a whole. If any authorization, consent, approval, operating right, permit, or license from any officer, agency, or instrumentality of any government shall become necessary or required in order that Holding or any of its Subsidiaries may fulfill any of its obligations hereunder, Holding or such Subsidiary shall immediately take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, operating right, permit, or license.

     (F) EMPLOYEE BENEFIT PLANS. Holding and each of its Subsidiaries shall take all actions necessary to maintain, fund, and administer its Employee Benefit Plans in accordance with federal, state, and local law.

     (G) FURTHER ASSURANCES. Holding and each of its Subsidiaries shall cooperate with each of the Investors and execute such further instruments and documents as it or he may reasonably request to carry out to its or his reasonable satisfaction the transactions contemplated by this Agreement.

     (H) ANNUAL STATEMENTS. As soon as available, and in any event within 90 days after the close of each fiscal year of Holding, commencing with the fiscal year ending December 31, 1997, Holding shall deliver to each of the Investor Representatives consolidated and consolidating balance sheets and statements of income, retained earnings, and cash flows of Holding and its Subsidiaries, such consolidated financial statements to be audited by an independent public accounting firm selected by Holding and reasonably acceptable to each of the Investor Representatives, and certified by such accounting firm to have been prepared in accordance with generally accepted accounting principles, consistently applied, except for such changes in the application of such principles as are required by such principles themselves.

     (I) MONTHLY STATEMENTS. As soon as available, and in any event within 30 days after the end of each month commencing with the first month ending after the Closing Date, Holding shall deliver to each of the Investor Representatives consolidated and consolidating internal, unaudited balance sheets and statements of income, retained earnings, and cash flows of Holding and its Subsidiaries as of the end of each such month, certified by the President and the Treasurer of Holding to be true and correct and to have been prepared in accordance with generally accepted accounting principles, consistently applied (subject to the absence of footnotes and to normal year-end adjustments, the details of which, if they are expected to be material, shall be disclosed).

     (J) OTHER FINANCIAL INFORMATION. Holding shall deliver to each of the Investor Representatives, at least 30 days prior to the commencement of each fiscal year, an annual budget and projected monthly balance sheets and statements of income for such fiscal year, prepared on a comparative basis to the projections of the future financial performance of Holding and its Subsidiaries, on a consolidated basis, that have been provided to the Investors and as soon as practicable after preparation thereof, complete and correct copies of all quarterly (if any) and annual budgetary analyses or forecasts of Holding in the form customarily prepared by management for its own internal use or the use of the Board of Directors of Holding. Promptly after the receipt thereof, Holding shall provide copies of any management letters or other reports of its independent accountants as to the internal accounting controls of Holding and/or its Subsidiaries.

     (K) NOTICE OF LITIGATION, DEFAULT, ETC. Holding shall promptly give notice to each of the Investor Representatives of any litigation, arbitration, action, suit, proceeding, or investigation to which Holding or any of its Subsidiaries may hereafter become a party (or that is threatened against any of them) that may result in any material adverse effect with respect to any of them.
Forthwith upon any officer of Holding or of any of its Subsidiaries obtaining knowledge of any default or event of default (or any occurrence or circumstance that, with the giving of notice or the passage of time or both, could give rise to a default or event of default) under any agreement or instrument relating to any Indebtedness of Holding or any of its Subsidiaries, Holding shall furnish a notice specifying in reasonable detail the nature and period of existence thereof and what action Holding and/or any of its Subsidiaries has taken, is taking, and/or proposes to take with respect thereto.

     (L) RIGHTS TO ATTEND BOARD MEETINGS. Each of Holding and its Subsidiaries shall give each of the Investor Representatives at least five business days' prior written notice of the time, place, and subject matter of any proposed meeting (or action by written consent) of its Board of Directors (or any executive thereof) of Holding or such Subsidiary, such notice to include true and complete copies of all documents furnished to any director in connection with such meeting or consent. Any of the respective Investor Representatives, or their officers and authorized representatives (in addition to any such Investor Representative or such officers or representatives who have been elected to the Board of Directors of Holding or such Subsidiary) shall be entitled to attend as an observer at any such meeting, or if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto. Each of Holding and its Subsidiaries shall call and hold a meeting of its Board of Directors or executive committee at least once each fiscal quarter.

     (M) OTHER INFORMATION. From time to time upon the request of any of the Investor Representatives, Holding shall furnish to such Person or any authorized officer or representative of such Person such information regarding the business, affairs, prospects, and financial condition of Holding and its Subsidiaries as such Investor Representative may reasonably request and which may be so furnished by Holding without undue effort or expense. Each Investor Representative or any authorized officer or representative of such Person shall have the right during normal business hours to examine the books and records of Holding and its Subsidiaries, to make copies, notes, and abstracts therefrom, and to make an independent examination of the books and records of Holding and its Subsidiaries.

     7.  REGISTER AND TRANSFER OF SHARES.

     (A) REGISTER OF SHARES. Holding shall keep at its principal office a register in which shall be recorded the names and addresses of the record holders of shares of Series A Common Stock, and all transfers of such shares. References to the "holder" or "holder of record" of any shares of Series A Common Stock shall mean the holder thereof unless the holder shall have presented stock certificates evidencing such shares of Series A Common Stock to Holding for transfer, and the transferee shall have been entered in said register as a subsequent holder, in which case such terms shall mean such subsequent holder. The ownership of any shares of the Series A Common Stock shall be proven by such register and Holding may conclusively rely upon such register.

     (B) TRANSFER OF SHARES. Upon surrender at such office of any certificate representing shares of Series A Common Stock for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or such holder's attorney duly authorized in writing, then subject to compliance with the applicable provisions of this Agreement, the Stockholder Agreement, and applicable securities laws, Holding shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for the transferred shares of Series A Common Stock, and registered as the presenting holder may have requested. Holding shall pay shipping and insurance charges, from and to each holder's principal office, upon any transfer pursuant to this section.

     (C) REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to Holding of the loss, theft, destruction, or mutilation of any certificate representing any shares of Series A Common Stock, and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond in such reasonable amount as Holding may determine (or, in the case of any such security held by Heritage or any other institutional holder, of an unsecured indemnity agreement from such holder reasonably satisfactory to Holding), or, in the case of any such mutilation, upon the surrender of such certificate to Holding at its principal office for cancellation, Holding, at its own expense, shall execute and deliver, in lieu thereof, a new certificate of like tenor.
Any lost, stolen, destroyed, or mutilated certificate in lieu of which any such new certificate has been so executed and delivered by Holding shall not be deemed to be outstanding for any purpose.

     8.   INDEMNIFICATION.

     8.1. INDEMNIFICATION BY HOLDING.

     (a) Subject to the limitations set forth in Section 8.5 hereof, if the transactions contemplated hereby are not consummated, Holding and each of its Subsidiaries, jointly and severally, shall indemnify, defend and hold harmless each of the AGI Indemnitees from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any Holding Indemnified Claims. Notwithstanding the foregoing, in no event shall the aggregate damages payable pursuant to this Section 8.1(a) by the Company and its Subsidiaries together exceed the Maximum Holding Indemnity Amount or, if less, the aggregate amount of all costs, expenses and disbursements of the AGI Indemnitees incurred in connection with the transactions contemplated hereby and by the Merger Agreement.

     (b)  Subject to the limitations set forth in this Section 8.1(b) and in
Section 8.5 hereof, if the transactions contemplated hereby are consummated, each of Heritage and the Klearfold Herrin Investors (together, the "Holding
                                                                    -------
Indemnitors") shall indemnify, defend and hold harmless each of the AGI
-----------
Indemnitees from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any Holding Indemnified Claims; provided that Heritage shall not be liable under this Section 8.1(b) for any Damages in excess of sixty-eight percent (68%) of the Damages for which the Holding

Indemnitors would otherwise be liable hereunder from time to time but for this proviso, and the Klearfold Herrin Investors together shall not be liable under this Section 8.1 for any Damages in excess of thirty-two percent (32%) of the Damages for which the Holding Indemnitors would otherwise be liable hereunder from time to time but for this proviso, and provided further that:

       (i) the aggregate liability of the Holding Indemnitors with respect to any Holding Indemnified Claims other than Unlimited Holding Claims shall not exceed the Maximum Holding Indemnity Amount; and

       (ii) the aggregate liability of the Holding Indemnitors with respect to any Holding Indemnified Claims which are Unlimited Holding Claims shall be limited to the Share Value of all shares of Series A Common Stock owned by the Holding Indemnitors immediately after consummation of the transactions contemplated hereby.

Any Damages related to or arising directly or indirectly out of or in connection with Unlimited Holding Claims shall not be included in calculating whether the aggregate amount of Damages is equal to or exceeds the Maximum Holding Indemnity Amount.

     8.2. INDEMNIFICATION BY THE INVESTORS. Subject to the limitations set forth in Section 8.5 hereof, regardless of whether the transactions contemplated hereby are consummated, each of the Investors severally and not jointly shall indemnify, defend and hold harmless Holding and its Subsidiaries, and each of their respective directors, officers, employees, representatives and other Affiliates (collectively, "Holding Indemnitees", and each a "Holding
                           ------- -----------               -------
Indemnitee"), from and against any and all Damages related to or arising,
----------
directly or indirectly, out of any failure or any breach by such Investor of any representation, warranty, covenant, agreement, obligation, or undertaking made by in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of such Investor in connection with this Agreement or any of the transactions contemplated hereby, but excluding any representation, warranty, covenant, agreement, obligation, or undertaking made by any of the AGI Investors in the Merger Agreement in such AGI Investor's capacity as a Principal Stockholder or Participating Stockholder, as to which the terms and provisions of the Merger Agreement shall apply, and without duplication of indemnities provided for in the Merger Agreement, provided that the aggregate liability of any Investor under this Section 8.2 is hereby limited to and shall in no event exceed the Share Value of all shares of Series A Common Stock owned by such Investor immediately after consummation of the transactions contemplated hereby.

     8.3. CLAIMS.  In the event that any party hereto (the "Indemnified Party")
                                                            ----------- -----
desires to make a claim against another party hereto (the "Indemnifying Party,"
                                                           ------------ -----
which term shall include all indemnifying parties if more than one) in connection with any third-party litigation, arbitration, action, suit, proceeding, claim, or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a "Third-Party
                                                -----------

Claim"), the Indemnified Party shall notify the Indemnifying Party of such
-----
Third-Party Claim and of its claims of indemnification with respect thereto, provided, that failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Section 8 except to the extent, if at all, that the Indemnifying Party shall have been actually prejudiced thereby. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Third-Party Claim, and if and only if each of the following conditions is satisfied, the Indemnifying Party may assume the defense of such Third-Party Claim, and in the case of such an assumption the Indemnifying Party shall have the authority to negotiate, compromise, and settle such Third-Party Claim, provided, that the Indemnifying Party shall not agree to any settlement of such Third-Party Claim that does not include an unconditional release of all liability of each Indemnified Party with respect to such Third-Party Claim, or which imposes on any Indemnified Party the burden of any injunctive or equitable relief, without in either case the prior written consent of such Indemnified Party (such consent not to be unreasonably withheld or delayed):

          (i) the Indemnifying Party confirms in writing that it is obligated hereunder to indemnify the Indemnified Party in full with respect to such Third-Party Claim; and

          (ii) the Indemnified Party does not give the Indemnifying Party written notice that the Indemnified Party's counsel has determined, in its reasonable opinion, that an irreconcilable conflict of interest make separate representation by the Indemnified Party's counsel advisable.

     The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Third-Party Claim, the defense of which has been assumed by an Indemnifying Party pursuant hereto, but such Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. The Indemnified Party shall make no settlement or compromise in connection with any Third-Party Claim (whether or not the defense thereof has been assumed by the Indemnifying Party) that would impose upon any Indemnifying Party the burden of any injunctive or equitable relief, or would give rise to liability on the part of any Indemnifying Party, without the prior written consent of such Indemnifying Party (such consent not to be unreasonably withheld or delayed).

     8.4. PAYMENT OF CLAIMS.

     (a) In the event of any claims for indemnification under this Section 8, the claimant shall advise the party or parties who are required to provide indemnification therefor in writing of the amount and circumstances surrounding such claim. With respect to liquidated claims, if within thirty days the other party has not contested such claim in writing, such other party shall (subject to the provision of Section 8.4(b) below) pay the full amount thereof within ten days after the expiration of such thirty-day period. Any amount payable by an Indemnifying Party in respect of indemnification pursuant to this

Agreement may be set off and deducted by the Indemnified Party from and against any amounts that may otherwise be or become payable by such Indemnified Party to such Indemnifying Party, including without limitation amounts payable pursuant to any of the Other Agreements. The unpaid balance of any claim for Damages under this Section 8 shall bear interest at the rate announced from time to time by BankBoston, N.A., as its "Base Rate" plus two percent, from the date notice
                                        ----
of such claim is given by the Indemnified Party to the Indemnifying Party.

     (b) In the event an Indemnified Party is either a Holding Indemnitee or an Investor under the Investment Agreement, and the Indemnifying Party is also an Investor under, and acquires shares of Series A Common Stock pursuant to, the Investment Agreement, the Indemnifying Party shall have the option, upon final determination of the dollar amount of a claim for indemnification payable to such Indemnified Party in accordance with this Section 8, by written notice to such Indemnified Party delivered within ten (10) business days after the date of such determination, to elect to satisfy such claim, or any part thereof, by transferring without further consideration to such Indemnified Party, free and clear of all Liens, that number of shares of Series A Common Stock, rounded to the second decimal place, which is equal to:

          (i) if the Indemnified Party is either (A) a Holding Indemnitee other than an Investor pursuant to the Investment Agreement or (B) an Investor pursuant to the Investment Agreement seeking indemnification other than on account of, or related to, Damages suffered by Holding or any of its Subsidiaries, (x) the final determined dollar amount of such Claim (or such portion thereof as the applicable Indemnifying Party is electing to satisfy pursuant to this Section 8.4(b)) divided by (y) the Share Value; and

          (ii) if the Indemnified Party is an Investor pursuant to the Investment Agreement and is seeking indemnification on account of Damages suffered by Holding or any of its Subsidiaries, (x) such Investor's pro rata directly- or indirectly-allocable portion of the dollar amount of the Damages suffered by Holding or such Subsidiary (or such portion thereof as the applicable Indemnifying Party is electing to satisfy pursuant to this Section 8.4(b)), calculated on the same basis as is set forth in Section 8.5(a) below, divided by (y) the Adjusted Share Value (as defined below).

For the purposes hereof, the term "Adjusted Share Value" shall mean the Share
                                   -------- ----- -----
Value, reduced to reflect the per share reduction in the value of Series A Common Stock solely as a result of the Damages on account of which indemnification is being sought, and as appropriately adjusted from time to time to reflect stock splits, combinations, recapitalizations or the like; provided,
                                                                      --------
however, that (1) with respect to AGI Indemnified Claims, other than Unlimited
-------
Claims (in each case as defined in the Merger Agreement), the aggregate amount of the adjustment shall not exceed the Maximum AGI Indemnity Amount, and (2) with respect to Holding Indemnified Claims, other than Unlimited

Holding Claims, the aggregate amount of the adjustment shall not exceed the Maximum Holding Indemnity Amount.

     8.5. LIMITATIONS OF LIABILITY.

     (a) In the event that any Damages are incurred or suffered by Holding or any of its Subsidiaries resulting from Holding Indemnified Claims for which the AGI Investors are entitled to indemnification from the Holding Indemnitors pursuant to Section 8.1(b) above, the Holding Indemnitors shall only be required to indemnify the AGI Investors for that portion of any such Damages which is equal to the product of (i) the aggregate amount of such Damages incurred or suffered by Holding or such Subsidiary, as the case may be, multiplied by (ii) a fraction, the denominator of which is the total number of shares of Series A Common Stock then outstanding on a fully-diluted basis, and the numerator of which is the total number of shares of Series A Common Stock issued hereunder and then owned by the AGI Investors. For the avoidance of doubt, this Section 8.5(a) shall not operate to reduce the amount payable to the AGI Investors or any of them with respect to any Damages directly suffered or incurred by any such AGI Investor and for which such AGI Investor is entitled to indemnification pursuant to Section 8.1 above.

     (b) Holding, its Subsidiaries and the Holding Indemnitors shall not be required to indemnify any of the AGI Indemnitees hereunder except to the extent that the aggregate amount of Damages (including Damages from Unlimited Holding Claims) for which the AGI Indemnitees pursuant to Section 8.1 hereof (after application of the limitation in Section 8.5(a) hereof), and pursuant to Section
8.2 of the Merger Agreement would otherwise be entitled to indemnification exceeds $100,000, whereupon such AGI Indemnitees shall be entitled to indemnification in the amount by which the aggregate amount of all such Damages exceeds $100,000, subject to the limitations on liability set forth in the proviso in Section 8.1(b) and on maximum amount of recovery set forth in Section 8.1(b) and this Section 8.5(b).

     (c) Notwithstanding anything to the contrary stated herein or in any of the Other Agreements, neither Heritage nor any of the Klearfold Management Investors, nor any of their respective directors, officers, employees, representatives and other Affiliates, shall be entitled to indemnification for any breach by Holding of any of its representations and warranties in Section 3 of this Agreement.

     (d) No Indemnifying Party shall be liable for any Damages pursuant to this
Section 8 unless a written claim for indemnification in accordance with Section
8.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto, subject to the following proviso, within (i) in the case of any Damages related to or arising, directly or indirectly from any breach of the representations and warranties in Section 3.13 hereof ("Safety and Environmental Matters") or any Unlimited Holding Claims described in clause (b) of the definition thereof, two years after the Closing, and (ii) otherwise, one year after the Closing; provided, that these time limitations shall not apply to any

Unlimited Holding Claims described in clause (a) of the definition thereof, for which indemnification shall have no time limitation except as otherwise imposed by law.

     (e) The amount of any Damages otherwise payable to any Indemnified Party in respect of any breach of the representations and warranties set forth in Sections 3 and/or 4 of this Agreement shall be reduced to the extent that such Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Indemnified Party or any of his or its assets (e.g., any tax deduction available to such Indemnified Party in respect of such Damages breach shall not be deemed to result in a tax benefit to such Indemnified Party to the extent that such tax deduction results in a decrease in such Indemnified Party's basis in any securities or other assets). In the event that any such tax benefit is actually realized by an Indemnified Party subsequent to the receipt by such Indemnified Party of an indemnification payment hereunder in respect of the Damages to which such tax benefit relates, appropriate refunds shall be made regarding the amount of such indemnification payment.

     (f) No Indemnifying Party shall be liable pursuant to this Section 8 for lost profits or special or consequential Damages, even if notified in advance of the possibility thereof.

     (g) Each of the parties hereto agrees that its sole recourse for any breach or default hereunder or under the Merger Agreement (other than any such breach or default under or with respect to Section 9.1 or 9.2 of the Merger Agreement or Section 9 hereof), or for any other matter as to which indemnification is provided to it in this Section 8 or in Section 8 of the Merger Agreement, shall be the indemnification provisions set forth herein and therein, and, to the extent applicable, the Escrow Agreement and the Escrow Amount held thereunder (in each case as defined in the Merger Agreement).

     9.  CONFIDENTIAL INFORMATION.

     (A) BEFORE THE CLOSING. Any and all non-publicly available information disclosed by or on behalf of Holding or its representatives to any of the Investors or their representatives, as part of or in connection with the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to the receiving Person, as the case may be, shall remain confidential until the Closing Date, except to the extent that such Investor in its or his reasonable judgment must disclose any such information to banks and other institutional lenders in the process of obtaining financing for the transactions contemplated hereby. If the Closing does not take place for any reason, each of the AGI Investors agrees not to further divulge or disclose or use for their benefit or purposes any such information of Holding or its Subsidiaries at any time in the future unless it has otherwise become public through no action or omission on the part of any party required hereunder to keep such information confidential. The information intended to be protected hereby shall include without limitation information with respect to finances, customers, sales, representatives, and anything else having an economic or pecuniary benefit to the disclosing party.

     Notwithstanding the foregoing, if any party is required by law or regulation to disclose any information covered by this clause (a), the party under such disclosure obligation will provide the party who disclosed such information with prompt notice of such disclosure obligation so that the disclosing party may seek a protective order or take other appropriate action and/or waive compliance with this Section 9(a) to the extent of such required disclosure. In the absence of such a waiver, if any party is, in the opinion of its counsel, compelled to disclose any such information of any other party upon pain of liability for contempt or other censure or penalty, the party under such disclosure obligation may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 9(a) after such disclosure.

     (B) AFTER THE CLOSING. If the transactions contemplated hereby are consummated, each of the Investors shall maintain the confidentiality of all confidential, sensitive, or proprietary information of Holding and/or any of its Subsidiaries, including without limitation with respect to their respective businesses, finances, affairs, and technology, which shall be and remain the exclusive property of Holding and/or such Subsidiary, as the case may be, and unless previously authorized in writing by Holding, and except with respect to information that has otherwise become public through no action or omission on the part of any such Investor, shall not disclose any such information to any third party or use it for any purpose, other than in the discharge of any such Investor's respective employment responsibilities (if any) in the ordinary course of Holding's business.

     Notwithstanding the foregoing, if any of the Investors is required by law or regulation to disclose any confidential, sensitive, or proprietary information of Holding and/or any of its Subsidiaries, such Investor will provide Holding with prompt notice of such disclosure obligation, so that Holding may seek a protective order or take other appropriate action and/or waive compliance with this Section 9(b) to the extent of such required disclosure. In the absence of such a waiver, if any Investor is, in the opinion of his or its counsel, compelled to disclose any such information upon pain of liability for contempt or other censure or penalty, such Investor may disclose such information to the relevant court or other tribunal or governmental authority without liability hereunder, but notwithstanding such disclosure, such information shall remain confidential under this Section 9(b) after such disclosure.

     10.    TERMINATION.

     (a) This Agreement may be terminated at any time by agreement of all of the parties hereto.

     (b) This Agreement, and the obligations of the parties to make the contributions and investments and to issue securities in exchange therefor all as set forth in Section 1 hereof, shall automatically terminate upon termination in accordance with its terms of the Merger Agreement prior to the Closing Date.

     (c) This Agreement shall terminate, and the covenants of Holding set forth in Section 6.2 hereof shall be of no further force or effect, upon the closing of a Qualified Public Offering (as defined in the Stockholder Agreement).

     (d) Any termination of this Agreement shall not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination. The provisions of Sections 8 ("Indemnification"), 9 ("Confidential Information"), and 12 ("General") (other than Section 12.1 ("Cooperation")) hereof shall survive any termination of this Agreement.

     11.    DEFINITIONS.

     11.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

     "Affiliate" means, with respect to a specified Person, (i) any Person that
      ---------
directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person and (ii) any Person that is an officer, director, trustee, member or general partner of, or serves in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, director, trustee, member or general partner, or with respect to which the specified Person serves in a similar capacity or (iii) any Person who is a spouse, parent, sibling or lineal descendant of such Person or any Person described in clauses (i) or (ii). For purposes of this definition the term "control" when used with respect to a
                                      -------
Person means (a) the beneficial ownership (as defined in Rule 13d-d promulgated under the Securities and Exchange Act of 1934, as amended) of 50 percent or more of the voting interests in such Person, or (b) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliated Group" has the meaning given to it in Section 1504 of the Code,
      ---------- -----
and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

     "AGI Indemnitees" means the AGI Investors, and if the transactions hereby
      --- -----------
are not consummated, also AGI and its directors, officers, employees, representatives and other Affiliates, and each individually an "AGI Indemnitee".
                                                                --- ----------

     "AGI Investor Shares" means the shares of Series A Common Stock issued and
      --- -------- ------
sold to the AGI Investors pursuant to this Agreement, together with any securities issued or issuable with respect to the original AGI Investor Shares by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like and any securities into which any of the original AGI Investor Shares are (directly or indirectly) converted or for which any of the original AGI Investor Shares are (directly or indirectly) exchanged, and "Majority AGI Holders" means the holders, as of the
                            -------- --- -------
relevant time of reference, of at least a majority of the AGI Investor Shares.

     "Damages" means, with respect to any Person, all claims, liabilities,
      -------
obligations, losses, damages, costs and expenses, including without limitation the fees and disbursements of counsel, of or to such Person.

     "Heritage Shares" means the shares of Series A Common Stock issued and sold
      -------- ------
to Heritage pursuant to this Agreement, together with any securities issued or issuable with respect to the original Heritage Shares by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like and any securities into which any of the original Heritage Shares are (directly or indirectly) converted or for which any of the original Heritage Shares are (directly or indirectly) exchanged, and "Majority Heritage Holders" means the holders, as of the relevant
                -------- -------- -------
time of reference, of at least a majority of the Heritage Shares.

     "Holding Indemnified Claims" means, collectively, any claim for Damages
      ------- ----------- ------
resulting from any failure or breach by Holding and/or any of its Subsidiaries of any representation, warranty, covenant, agreement, obligation, or undertaking made by them or any of them in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of them or any of them in connection with this Agreement or any of the transactions contemplated hereby.

     "Indebtedness", as applied to any Person, means (a) all indebtedness of
      ------------
such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such Person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such Person has otherwise assured a creditor against loss.

     "Investor Representatives" means, collectively, one Person designated from
      -------- ---------------
time to time by the Majority Heritage Holders, one Person designated from time to time by the Majority Klearfold Management Holders, and one Person designated from time to time by the Majority AGI Holders, in each case by written notice to Holding given in accordance with Section 12.5 hereof, for purposes of making elections, and giving and receiving notices and other communications to and from Holding (subject to appropriate confidentiality restrictions), on behalf of the holders of the Heritage Shares, the Klearfold Management Shares or the AGI Investor Shares, as the case may be; and "Investor Representative" means any of
                                          -------- --------------
the Investor Representatives.

     "Klearfold Management Shares" means the shares of Series A Common Stock
      --------- ---------- ------
issued and sold to the Klearfold Management Investors pursuant to this Agreement, together with any securities issued or issuable with respect to the original Klearfold Management Shares by way of a stock dividend, stock split, combination or division of shares, recapitalization, merger, consolidation, reorganization, or the like and any securities into which any of the original Klearfold Management Shares are (directly or indirectly) converted or for which any of the original Klearfold Management Shares are (directly or indirectly) exchanged, and "Majority Klearfold Management Holders" means the holders, as of
                -------- --------- ---------- -------
the relevant time of reference, of at least a majority of the Klearfold Management Shares.

     "knowledge" "known to" or similar terms, when used to qualify any
      ---------   ----- --
representation or warranty of Holding, or when used in any similar context, mean that (at the time the applicable representation or warranty is made or deemed made or repeated) any of Melvin B. Herrin, H. Scott Herrin, Walt Lawhead, John McInerney, Daniel Santry or Michael Gilligan either has actual (and not imputed or constructive) knowledge of certain specific facts or circumstances affecting such representation or warranty, or is actually (and not imputedly or constructively) aware of facts or circumstances which should have led a reasonable person with similar business responsibilities to conduct a reasonably-detailed investigation into such facts or circumstances and the legal consequences thereof, and such an investigation would have resulted in the investigating party having actual (and not imputed or constructive) knowledge of specific facts or circumstances affecting such representation or warranty. Except as specifically described above, no knowledge of any other stockholder, director, officer, or employee of the Holding shall be imputed to Holding.

     "Lien" means any lien, claim, mortgage, security interest, charge,
      ----
encumbrance, or restriction on transfer of any kind.

     "Maximum AGI Indemnity Amount" means $3,500,000.
      ------- --- --------- ------

     "Maximum Holding Indemnity Amount" means $2,305,882.
      ------- ------- --------- ------

     "Old Non-Voting Common Stock" means Holding's Voting Common Stock, $0.001
      --- ---------- ------ -----
par value per share, prior to the effectiveness of the Charter Amendment.

     "Old Preferred Stock" means Holding's Preferred Stock, $0.001 par value per
      --- --------- -----
share, prior to the effectiveness of the Charter Amendment.

     "Old Voting Common Stock" means Holding's Voting Common Stock, $0.001 par
      --- ------ ------ -----
value per share, prior to the effectiveness of the Charter Amendment.

     "Other Agreement(s)" means the Merger Agreement and all of the other
      ----- ------------
agreements, instruments, certificates, and documents executed and delivered at the Closing or otherwise in connection with this Agreement and/or the Merger Agreement, and/or in connection with the transactions contemplated hereby and thereby, and when used with reference to any particular Person, means all such agreements, instruments, certificates and other documents executed and delivered by such Person.

     "Person" means any natural person, entity, or association, including
      ------
without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or sole or joint proprietorship.

     "Series A Common Stock" means Holding's Series A Common Stock, $0.001 par
      ------ - ------ -----
value per share, from and after the effectiveness of the Charter Amendment.

     "Series B Common Stock" means Holding's Series B Common Stock, $0.001 par
      ------ - ------ -----
value per share, from and after the effectiveness of the Charter Amendment.

     "Share Value" means $340.00, being the value of each share of Series A
      ----- -----
Common Stock as of the Closing Date, as agreed among the parties hereto for the purposes of this Agreement, and as such amount shall be appropriately adjusted from time to time to reflect stock splits, combinations, recapitalizations or the like.

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any
      ----------      ------------
corporation a majority (by number of votes) of the outstanding shares of any class or classes of the capital stock of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes of capital stock (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote has been suspended by the happening of such a contingency, or (b) are at the relevant time of reference entitled, as such holders, to vote for the election of at least a majority of the directors (or persons performing similar functions) of the issuer thereof, regardless of whether the right so to vote exists by reason of the happening of a contingency. AGI shall not be deemed to be a Subsidiary of Holding for purposes of Sections 3 and 6.1 hereof.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross
      ---      -----
receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund,
      --- ------
information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

     "Unlimited Holding Claims" means (a) all Damages related to or arising
      --------- ------- ------
directly or indirectly out of or in connection with any inaccuracy in or breach of any representation or warranty made by Holding in Sections 3.2 ("Authorization and Enforceability"), 3.3 ("Capitalization"), 3.11 ("Taxes"),
3.27 ("Brokers"), or (to the extent that it relates to any of the foregoing)
3.31 ("Disclosure") hereof, and (b) all Damages to Holding or any of its Subsidiaries related to or arising directly or indirectly out of or in connection with Klearfold's agreements in Section 2 and/or Section 7 of Article X of that certain Agreement between United Paperworkers International Union Local 286 and Klearfold, effective December 1, 1994, as amended and in effect from time to time.

     11.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:
@@

          TERM                     SECTION                  TERM                     SECTION
          ----                     -------                  ----                     -------
Acquisition                        Preamble       Indemnified Party                  8.3
Act                                4.2(a)         Indemnifying Party                 8.3
Adjusted Share Value               8.4            Intellectual Properties            3.18
AGI                                Preamble       Investor                           Preamble
AGI Investors                      Preamble       IRS                                3.16(b)
AGI Rollover Investors             Preamble       Klearfold                          Preamble
AGI Stock                          1.1(c)         Klearfold Herrin Investors         Preamble
Agreement                          Preamble       Klearfold Employee Investors       Preamble
Audited Balance Sheet              3.6            Klearfold Management
Charter Amendment                  2.2(f)           Investors                        Preamble
Closing                            2.1            Klearfold Optionees                2.2(h)
Closing Date                       2.1            Material Adverse Effect            3.4
Code                               3.16(c)        Merger Agreement                   Preamble
Contract                           3.15           New AGI Investors                  Preamble
Damages                            8.1(a)         New AGI Investor Stock             1.1(d)
Employee Benefit Plan              3.16(a)        New AGI Rollover
Environmental and Safety Laws      3.13(b)          Investor Stock                   1.1(c)
ERISA                              3.16(c)        New Heritage Stock                 1.1(a)
Existing Stockholders'                            New Klearfold Management
  Agreement                        2.2(j)           Stock                            1.1(b)
Holding                            Preamble       Old Warrant                        1.1(a)(iv)
Holding Indemnitees                8.2            PBGC                               3.16(d)(ii)
Holding Indemnitors                8.1(b)         Real Property                      3.8
HSR Act                            3.22           Stockholder Agreement              2.2(i)
                                                  Third Party Claim                  8.3

@@   12.    GENERAL.

     12.1. COOPERATION. Each of the parties hereto agrees to use his or its commercially reasonable efforts to fulfill the conditions precedent to the effectiveness of this Agreement. Each of the parties shall cooperate with the others and use commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Each party shall have the right to review and approve in advance all descriptions of or with respect to it that appear in any filing with any governmental body made in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the parties shall act reasonably and as promptly as practicable.

     12.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or any of the Other Agreements or otherwise made in writing in connection with the transactions contemplated hereby shall be deemed material, and, notwithstanding any investigation by Holding or any of the Investors, as the case may be, shall be deemed to have been relied on by them, and, subject to the provisions of Section 8.5(d) hereof and Section 8 of the Merger Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby and by the Merger Agreement.

     12.3. EXPENSES. Except as expressly provided otherwise in this Agreement or the Merger Agreement, each of the parties shall be responsible for and shall pay its or his own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

     12.4.  BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

     (a) This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

     (b) No party shall assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so shall be void.

     (c) Nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors, and permitted assigns.

     12.5. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have previously furnished to the sending party in accordance with this section):

     (a) If to Holding or any of its Subsidiaries prior to the Closing Date, to or in care of:

            KFI Holding Corporation
            364 Valley Road
            Warrington, Pennsylvania  18976
            Attention:  H. Scott Herrin
            Telecopier No.  (215) 343-0491

            and if to Holding or any of its Subsidiaries after the Closing Date, to or in care of:

            IMPAC Group, Inc.
            1950 North Ruby Street
            Melrose Park, Illinois  60160-1178
            Attention:  Richard Block and David Underwood
            Telecopier No.  (708) 344-9113

            and in each case with copies to the other addresses specified in paragraphs (b) - (d) below.

     (b)    If to Heritage, to or in care of:

            Heritage Partners Management Company, Inc.
            30 Rowes Wharf, Suite 300
            Boston, MA  02110
            Attention:  Michael F. Gilligan, Managing Director
            Telecopier No.  (617) 439-0689

            with a copy sent at the same time and by the same means to:

            David L. Engel, Esq.
            Bingham Dana LLP
            150 Federal Street
            Boston, Massachusetts  02110
            Telecopier No.  (617) 951-8736

     (c)    If to any of the Klearfold Management Investors, to or in care of:

            Klearfold, Inc.
            364 Valley Road
            Warrington, Pennsylvania  18976
            Attention:  H. Scott Herrin
            Telecopier No.  (215) 343-0491

            with a copy sent at the same time and by the same means to:

            Richard Braemer, Esq.
            Ballard Spahr Andrews & Ingersoll
            1735 Market Street, 51st Floor
            Philadelphia, PA  19103-7599
            Telecopier No.:  (215) 864-8999

     (d)    If to any of the AGI Investors, to or in care of:

            AGI Incorporated
            1950 North Ruby Street
            Melrose Park, Illinois  60160-1178
            Attention:  Richard Block and David Underwood
            Telecopier No.  (708) 344-9113

            with copies sent at the same time and by the same means to:

            Linda Chaplik Harris, Esq.
            Sonnenschein Nath & Rosenthal
            Suite 8000 Sears Tower
            233 South Wacker Drive
            Chicago, Illinois  60606
            Telecopier No.  (312) 876-7934

     12.6. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     12.7. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and shall not affect the interpretation or construction of this Agreement.

     12.8. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by it of its obligations under this Agreement would cause substantial and irreparable damage to the other parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each of the other parties shall be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which such party may be entitled in respect of any such breach).

     12.9. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     12.10. WAIVERS. No waiver of any breach or default hereunder shall be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     12.11. FURTHER ASSURANCES. From time to time on and after the Closing Date, each party hereto shall promptly execute and deliver all such further instruments and other documents, and shall promptly take all such further actions, as any other party hereto may reasonably request in order more effectively to effect or confirm the transactions hereby contemplated and to carry out the purposes of this Agreement.

     12.12. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, the Other Agreements, and the other agreements, instruments, certificates and documents referred to herein and/or therein as having been or to be executed and delivered in connection with the transactions contemplated hereby and thereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

     12.13. GOVERNING LAW. This Agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of law.

                SIGNATURE PAGE 1 OF 3 FOR INVESTMENT AGREEMENT

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement to the others as an agreement under seal as of the date first above written.

                              KFI HOLDING CORPORATION


                              By /s/ Michael F. Gilligan
                                 ----------------------------
                                 Name: Michael F. Gilligan
                                 Title:


                              HERITAGE FUND I
                              INVESTMENT CORPORATION


                              By /s/ Michael F. Gilligan
                                 ----------------------------
                                 Name: Michael F. Gilligan
                                 Title:


                              KLEARFOLD HERRIN INVESTORS:

                              /s/ Melvin B. Herrin
                              -------------------------------
                              Melvin B. Herrin

                              /s/ H. Scott Herrin
                              -------------------------------
                              H. Scott Herrin

                              /s/ Matthew H. Kamens
                              -------------------------------
                              Matthew H. Kamens, as Trustee under
                              Indenture of Trust dated 06/04/96 of
                              Melvin B. Herrin

                SIGNATURE PAGE 2 OF 3 FOR INVESTMENT AGREEMENT

                              /s/ Arthur S. Keyser
                              -------------------------------
                              Arthur S. Keyser, as Trustee under
                              an Irrevocable Deed of Trust dated
                              08/12/92 f/b/o H. Scott Herrin


                              AGI ROLLOVER INVESTORS:

                              /s/ Richard Block
                              -------------------------------
                              Richard Block

                              /s/ James Oppenheimer
                              -------------------------------
                              James Oppenheimer

                              /s/ Richard Oppenheimer
                              -------------------------------
                              Richard Oppenheimer

                              /s/ John Maranov
                              -------------------------------
                              John Maranov

                              /s/ Gary Mankoff
                              -------------------------------
                              Gary Mankoff

                              /s/ Donald Kosterka
                              -------------------------------
                              Donald Kosterka

                              /s/ David Horowitz
                              -------------------------------
                              David Horowitz

                SIGNATURE PAGE 3 OF 3 FOR INVESTMENT AGREEMENT

                              /s/ Zenas Block
                              ------------------------------
                              Zenas Block

                              NEW AGI INVESTORS:

                              /s/ Dean Henkel
                              -------------------------------
                              Dean Henkel

                              /s/ David Underwood
                              -------------------------------
                              David Underwood

                              /s/ Dennis McGuin
                              -------------------------------
                              Dennis McGuin

                              /s/ Mary Frances Griffin
                              -------------------------------
                              Mary Frances Griffin


                              KLEARFOLD EMPLOYEE INVESTORS:

                              /s/ Steve Frazier
                              -------------------------------
                              Steve Frazier

                              /s/ Daniel Santry
                              -------------------------------
                              Daniel Santry

                              /s/ Robert Eliason
                              -------------------------------
                              Robert Eliason

                              /s/ John McInerney
                              -------------------------------
                              John McInerney

                              /s/ Richard Mazurek
                              -------------------------------
                              Richard Mazurek

                              /s/ Craig H. Wilson
                              -------------------------------
                              Craig H. Wilson

                                  SCHEDULE 1A
                                  -------- --
                        KLEARFOLD MANAGEMENT INVESTORS
                        --------- ---------- ---------

             1.                                  2.                     3.             4.              5.                6.
  Klearfold Management Investor        Shares of Old Preferred    Shares of Old   Shares of Old       Cash        Shares of Series
                                               Stock              Voting Common    Non-Voting      Investment      A Common Stock
                                                                      Stock       Common Stock
Part I
---- -
Klearfold Herrin Investors
--------- ------ ---------

Melvin B. Herrin/1/                       3,553                       10,625            250                             4,964

H. Scott Herrin/1/

Matthew H. Kamens and Arthur S.                                       10,625                                            3,916
Kayser, as Trustees under Indenture
of Trust dated 06/04/96 of Melvin
B. Herrin/1/

Arthur S. Keyser, Matthew H. Kamens,        947                       21,250            250                             7,958
and H. Scott Herrin, as Trustees
under an Irrevocable Deed
of Trust dated 08/12/92 f/b/o H.
Scott Herrin/1/

___________________________________

_________/1/Does not reflect inter-Herrin transfers prior to contribution.

                                             2.                    3.                4.            5.              6.
Part II                            Shares of Old Preferred    Shares of Old    Shares of Old      Cash      Shares of Series
---- --

Klearfold Employee Investors               Stock              Voting Common     Non-Voting     Investment    A Common Stock
--------- -------- ---------
                                                                 Stock         Common Stock
Robert Eliason                                                                                 $   75,000           220.5
John McInerny                                                                                  $  100,000           294.0
Craig Wilson                                                                                   $   25,000            73.5
Daniel Santry                                                                                  $   25,000            73.5
Steve Frazier                                                                                  $   25,000            73.5
H. Scott Herrin                                                                                $  925,000          2720.5
Richard Mazurek                                                                                $   25,000            73.5

  TOTAL                                                                                        $1,200,000           3,259

                                  SCHEDULE 1B
                                  -------- --

                       CANCELLATION OF OLD COMMON STOCK
                       --------------------------------

             NAME OF HOLDER        SHARES OF OLD VOTING COMMON STOCK       SHARES OF OLD NON-VOTING COMMON
                                                                                        STOCK
Vincent Cundari                                 500                                      -0-

Robert Eliason                                  500                                      -0-

Richard Mazurek                                 500                                      -0-

Craig Wilson                                    500                                      -0-

Daniel Santry                                   -0-                                      500

Melvin B. Herrin                                500                                      -0-

H. Scott Herrin                                 500                                      -0-

                                  SCHEDULE 1C
                                  -------- --

                              KLEARFOLD OPTIONEES
                              -------------------

KLEARFOLD OPTIONEES      OPTIONS FOR FOLLOWING NUMBER OF
                         SHARES OF SERIES A COMMON STOCK
Daniel Santry                         152

Robert Eliason                        152

Richard Mazurek                       152

Craig Wilson                          152

Walter Lawhead                        152

Steve Frazier                         152

John McInerny                         152

                                  SCHEDULE 2
                                  -------- -

                            AGI ROLLOVER INVESTORS
                            --- -------- ---------

               1.                      2.                     3.                   4.
     AGI Rollover Investor    Shares of AGI Stock      Cash Investment     Shares of Series A Common
                                  Contributed          (from proceeds                Stock
                                                          OF SAR'S)
Richard Block                      103,398.57                   6154000              18,100

James Oppenheimer                   19,737.60                   2117180               6,227

Richard Oppenheimer                  8,669.71                   1509600               4,440

Gary Mankoff                        14,660.57          henkel - 1285880               2,941
                                                                 999940
Donald Kosterka                      5,277.81                    360060               1,059

John Maranov                         5,131.20                    349860               1,029

David Horowitz                       2,932.11                    199920                 588

Zenas Block                            733.03                     49980                 147

                                  SCHEDULE 3
                                  -------- -

                               NEW AGI INVESTORS
                               --- --- ---------

            1.                           2.                                  3.
     New AGI Investor             Cash Investment                Shares of Series A Common
                              (from proceeds of SAR's)                     Stock
Dean Henkel                          $  761,003                            3,782

David Underwood                      $1,044,480                            3,072

Dennis McGuin                        $  164,560                              484

Mary Frances Griffin                 $  164,560                              484

TOTAL                                $1,373,600

                                  SCHEDULE 4
                                  -------- -
                       HOLDERS OF SERIES A COMMON STOCK
                       ------- -- ------ - ------ -----

Name of Holder                                               Number of Shares
--------------                                               ----------------
Heritage Fund I Investment Corporation                             40,000

Richard Block                                                      18,100

Melvin B. Herrin                                                    4,964

Matthew H. Kamens and Arthur S. Kayser, not individually,           3,916
as Trustees under an Irrevocable Deed of Trust dated
06/04/96 of Melvin B. Herrin

Arthur S. Keyser, Matthew H. Kames, and H. Scott Herrin,            7,958
not individually but as Trustees under an Irrevocable Deed
of Trust dated 08/12/92 f/b/o H. Scott Herrin

James Oppenheimer                                                   6,227

Richard Oppenheimer                                                 4,440

David Underwood                                                     3,072

Gary Mankoff                                                        2,941

Dean Henkel                                                         3,782

Donald Kosterka                                                     1,059

John Maranov                                                        1,029

David Horowitz                                                        588

Dennis McGuin                                                         481

Mary Frances Griffin                                                  481

Zenas Block                                                           147

                                                                  _______
TOTAL                                                              99,185

                                  SCHEDULE 5
                                  -------- -

                             EMPLOYMENT AGREEMENTS
                             ---------- ----------

The following individuals will enter into Employment, Non-Competition and Stock Repurchase Agreements substantially in the form attached to the Merger Agreement as Exhibit 1.4(c), with such modifications thereto as such individual and
   ------- ------
Holding shall agree:

               Richard Block
               James Oppenheimer
               Richard Oppenheimer
               David Underwood
               Dean Henkel

The following individuals will enter into Employment, Non-Competition and Stock Repurchase Agreements in a form; based on the form attached to the Merger Agreement as Exhibit 1.4, to be mutually agreed between such individual and
             ------- ---
Holding:

               Jacqueline Barry
               Dennis McGuin
               Mary Frances Griffin

The following individuals will enter into Employment, Non-Competition and Stock Repurchase Agreements substantially in the forms agreed with Holding on or prior to the date hereof, with such modifications thereto as such individual and Holding shall agree:

               Melvin B. Herrin
               H. Scott Herrin

            SCHEDULES TO THE INVESTMENT AGREEMENT (OMITTED HEREIN)
            ------------------------------------------------------


                             Disclosure Schedules
                             --------------------

            Section 3.3(a)     Previous Capitalization of Holding
            Section 3.3(b)     New Capitalization of Holding
            Section 3.5        Subsidiaries
            Section 3.6        Financial Statements
            Section 3.7        Absence of Certain Changes
            Section 3.8        Title to Property, Real Property Leases, Etc.
            Section 3.9        Indebtedness
            Section 3.10       Absence of Certain Undisclosed Liabilities
            Section 3.11       Taxes
            Section 3.12       Litigation
            Section 3.13       Safety and Environmental Matters
            Section 3.14       Labor Relations
            Section 3.15       Contracts
            Section 3.16       Employee Benefit Plans
            Section 3.18       Intellectual Property
            Section 3.20       Insurance
            Section 3.21       Bank Accounts, Signing Authority, Powers of
                               Attorney
            Section 3.24       Suppliers and Customers
            Section 3.25       Employment of Officers, Employees
            Section 3.28       Compliance with Other Instruments, Laws, Etc.
            Section 4.4        Governmental Consents of Investors

                                   Exhibits
                                   --------

            Exhibit A          Form of Amended and Restated Certificate of
                               Incorporation of Holding
            Exhibit B          Form of Stockholders Agreement
            Exhibit C          Form of Termination Agreement terminating the old
                               Investment and old Stockholders' Agreement of
                               Holding.
            Exhibit D          Form of Termination Agreement terminating the
                               old Stock Restriction Agreement of Holdings
            Exhibit E          Amended and Restated By-Laws of Klearfold


The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.